SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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BANC OF CALIFORNIA, INC.
(Name of Registrant as Specified In Its Charter)
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BANC OF CALIFORNIA, INC.

BANC OF CALIFORNIA

NOTICE OF

2022 MEETING OF STOCKHOLDERS AND PROXY STATEMENT

CE MATTERS

March 31, 2022
Dear Fellow Stockholder:
We take a lot of pride in being a company that delivers on the expectations that we set and does what we say we are going to do. At the beginning of each of the past two years, we laid out our strategic objectives, which if executed on successfully, would lead to profitable growth, increased earnings power, and greater franchise value. Thanks to the extraordinary efforts and commitment of our entire organization, we had a very productive year in 2021 and once again achieved all of our strategic objectives despite the continued challenges presented by the pandemic. It was a tremendous year for Banc of California, in which we substantially grew core earnings, while also making investments that have strengthened our franchise and positioned us well for continued profitable growth in the years ahead.
In 2021, our accomplishments included:
•Exceeding our loan and deposit growth targets, as our new business development efforts produced high quality loan and deposit relationships that enabled us to grow our balance sheet, realize more operating leverage, and improve our level of returns;
•Further reducing our deposit costs and building the type of deposit franchise that we believe is the foundation of a high performing bank;
•Announcing and completing the acquisition of Pacific Mercantile Bancorp, including the associated system conversion;
•Attracting new talent, to continue to augment our business development capabilities, build our expertise in attractive vertical markets, and increase the breadth and depth of our presence across the state of California; and
•Optimizing our use of capital to enhance earnings and franchise value, including by redeeming our Series D Preferred Stock.
Our performance in 2021 reflects our long-term vision for creating stockholder value – combining strong organic growth with disciplined, well executed M&A transactions that further enhance our level of profitability. Our organic growth is being driven by a high level of execution, expertise, and service that has established Banc of California’s reputation as the go-to bank for small-and medium-sized businesses in California. Our team of highly productive, solution-oriented commercial bankers has put us in a strong position to consistently attract talented professionals who fit our relationship-focused business model. The acquisition of Pacific Mercantile Bancorp in October 2021 further accelerated our growth, while adding attractive deposit and commercial banking relationships with many well performing, high growth operating companies. The integration of the acquisition proceeded smoothly and by the end of 2021, we had put all of the measures in place to achieve our 40% target for cost savings in early 2022.
The franchise we have built over the past three years combines a robust deposit gathering engine with high quality loan production across a variety of markets, industries, and asset classes, which has led to a significant increase in our level of profitability and improvement in our asset quality. With the combination of our highly productive commercial banking teams, the strength of our balance sheet, the accretive impact of the Pacific Mercantile Bancorp acquisition, and our increasing level of asset sensitivity, we believe we are well positioned to deliver continued growth in revenue, earnings per share, and franchise value in 2022 and the years ahead.
As we focused on transforming Banc of California into a relationship-oriented business bank over the past three years, we also worked on developing a corporate culture based upon a commitment to serving and delivering value to all of our stakeholders – employees, clients, stockholders, and the communities where we live and work. We firmly believe that corporate social responsibility is a core value in building a highly profitable franchise over the long term. We recently published our Corporate Social Responsibility Report to provide a better understanding of our commitment to environmental, social, and governance matters and the positive impact that we seek to make on all of our stakeholders. A copy of the report can be found online under the "About Us" section on the Bank's website at www.bancofcal.com.

Banc of California	Annual Proxy Statement	2022

2022 Annual Meeting of Stockholders Information
On behalf of the Board of Directors (Board) and management of Banc of California, Inc. (the Company), we invite you to attend the Company’s 2022 Annual Meeting of Stockholders (the Annual Meeting). The Annual Meeting will be held at 8:00 A.M., Pacific Daylight Time, on May 12, 2022 at the Company's Headquarters in Santa Ana, California. You will find information in the enclosed proxy statement on how to attend the Annual Meeting.
Your vote is important, regardless of the number of shares you hold. We will begin mailing a Notice of Internet Availability of Proxy Materials and voting instructions to our stockholders on or about March 31, 2022, informing them of the availability online of our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021. You may choose to access these materials online, or you may request paper or e-mail copies. By making these materials available online to all stockholders, we are able to provide a more environment-friendly process as well as reduce our printing and distribution costs.
Even if you do not plan to attend the Annual Meeting, please read the enclosed proxy statement and vote your shares as promptly as possible by internet, telephone or mail. Voting promptly will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Annual Meeting.
Our Board and management are committed to the success of the Company. We endeavor to support our colleagues, clients and communities in a way that will enhance stockholder value. Thank you for your continued confidence and support.

/s/ Robert D. Sznewajs ROBERT D. SZNEWAJS Chair of the Board	/s/ Jared M. Wolff JARED M. WOLFF President and CEO

Banc of California	Annual Proxy Statement	2022

Notice of Annual Meeting of Stockholders
May 12, 2022

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the Annual Meeting) of Banc of California, Inc. (the Company) will be held:

Date	May 12, 2022
Time	8:00 A.M. Pacific Daylight Time
Location	Banc of California: 3 MacArthur Place, Santa Ana, CA 92707
Items of Business	No.	Proposal
	I.	Election of the eleven director nominees named in this proxy statement, each for a term of one year.
	II.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
	III.	Approval, on an advisory and non-binding basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.
Record Date
Holders of record of the Company’s voting common stock at the close of business on March 15, 2022 (the Record Date) will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Annual Report
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission on March 1, 2022 (the Annual Report), accompanies this proxy statement.

Proxy Voting
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing the enclosed proxy card and returning it by mail. Registered stockholders, that is, stockholders who hold stock in their own names, can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, you will receive instructions from them on how to vote your shares. Regardless of the number of shares you own, your vote is very important. Please vote today.
If you plan to attend the Annual Meeting, please note that admission will be on a first come, first served basis. You may obtain directions to the Company's offices at 3 MacArthur Place, Santa Ana, CA 92707, by calling Banc of California directly at (855) 361-2262.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 12, 2022:
The Company's proxy statement and the Annual Report are publicly available under the "Financials and Filings" section on the Company’s Investor Relations website at https://investors.bancofcal.com by selecting Documents.
March 31, 2022
By Order of the Board of Directors,

/s/ Ido Dotan
Ido Dotan
General Counsel and Corporate Secretary
Santa Ana, California

Banc of California	Annual Proxy Statement	2022

CE MATTERS
Table of Contents
Proxy Statement
Annual Meeting of Stockholders
May 12, 2022

1     Proxy Statement Summary
1     Our Annual Meeting Logistics
1     Our Annual Meeting Agenda

3     Stock Ownership
3     Stock Ownership of Greater than Five Percent Stockholders
5     Stock Ownership of Directors and Executive Officers
6     Delinquent Section 16(a) Reports

7     Proposal I
7     Election of Directors | Board Overview
7     Current Board of Directors
8     Summary of Director Nominees' Qualifications and Experience
9     Board Tenure and Diversity
10     Director Nominations and Proposals by Stockholders
10     Nominees for Director at the Annual Meeting
11     Director Nominees

17     Corporate Governance Matters
17     Director Independence
17     Board Leadership Structure
17     Risk Oversight
18     Information Security and Data Privacy
18     Board Composition and Meetings
18     Committee Structure of the Board of Directors and Meeting Attendance
19     Role and Composition of the Audit Committee
20     Role and Composition of the Compensation, Nominating and Corporate Governance Committee
21     CNG Committee Delegation of Authorities
21     Compensation Committee Interlocks and Insider Participation
21     Communications with the Board

22     Director Compensation
22     Overview
22     Current Non-Employee Director Compensation Program
23     Employee Directors
23     2021 Summary Table of Director Compensation

25     Our Commitment to Corporate Sustainability
27    ESG Linked to Executive Incentive Compensation
28     Ethics, Integrity and Accountability
28     Systemic Risk Management and Business Continuity
28     Incorporation of ESG within Credit Analysis

30     Corporate Governance Documents
30     Evaluating the Board's Effectiveness
30     Consideration of Board Diversity
30     Director Education
31     Attracting, Developing and Retaining Talent
31     Inclusion, Diversity, Engagement, and Awareness (IDEA) Committee
31     Supporting Our Communities
31     No Incorporation by Reference

32     Executive Officers
32     Designation of Executive Officers
33     Executive Officer Biographies

36     Compensation Discussion and Analysis
36     Overview
36     2021: Executive Summary | Further Enhancing Franchise Value
37     Improved Key Performance Indicators
38     Key Performance Metric Trends in 2021
39     Industry Leading Improvements in Key Performance Metrics
40     Advanced ESG Initiatives
41     Strong Alignment with Stockholders - What We Do and What We Don't Do
42     Compensation Program and Philosophy
44     Elements of our Compensation Decision Making
44     Role of Peer Group for 2021 Compensation Decisions
45     2021 Pay Decisions
46     Base Salary
47     Incentive (Performance) Based Compensation (Annual and Long-Term)
52     Other Benefits; Compensation Policies and Practices

54     Report of the CNG Committee

55 Summary Compensation Table

57     Chief Executive Officer Pay Ratio

58     2021 Grants of Plan-Based Awards

59     Outstanding Equity Awards at December 31, 2021

60     Stock Awards Vested

TOC i	Banc of California	Annual Proxy Statement	2022

61     Employment Agreements

62     Summary of Benefits and Potential Payments Upon Termination of Employment or Change in Control
63     Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2021

65     Report of the Audit Committee

66     Proposal II
66     Ratification of the Selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31. 2022
67     Fees Paid to Independent Registered Public Accounting Firm During the Years Ended December 31, 2021 and 2020

68     Proposal III
68     Approval, on an Advisory and Non-Binding Basis, of the Compensation Paid to our NEOs

69     Transactions with Related Persons
69     General
69     Related Party Transaction Policy
69     Outside Business Activity Policy
70     Other Transactions with Related Persons

71     Information about the 2022 Annual Meeting of Stockholders
71     General
72     How to Vote Your Shares
72     Revoking Your Proxy
72     Board of Directors Voting Recommendations
73     How Shares are Treated when no Voting Instructions are Provided
73     Vote Required for Each Proposal and Treatment and Effect of Abstentions and Broker Non-Votes
74     Inspector of Election
74     Proxy Solicitation Costs
74     Attending the Annual Meeting
74     Director Nominees Unable to Stand for Election
74     Other Matters

75     Stockholder Proposals and Other Information Regarding the Annual Meeting of Stockholders to be Held in 2023

76     Appendix
76     Appendix A Non-GAAP Reconciliation

TOC ii	Banc of California	Annual Proxy Statement	2022

Proxy Statement Summary

Our Annual Meeting Logistics

Date and Time May 12, 2022 8:00 A.M. Pacific Daylight Time	Location Banc of California 3 MacArthur Place, Santa Ana, CA 92707
Record Date March 15, 2022	Who Can Vote Holders of the Company’s Voting Common Stock as of the Record Date
BANC OF CALIFORNIA, INC.
3 MacArthur Place
Santa Ana, California 92707
(949) 236-5211

Our Annual Meeting Agenda
The Board of Directors of Banc of California, Inc. (Banc of California, the Company, we, us and our) is using this proxy statement to solicit proxies from the holders of the Company’s voting common stock, par value $0.01 per share, for use at the upcoming 2022 Annual Meeting of Stockholders (the Annual Meeting) and any adjournments or postponements of the Annual Meeting. Stockholders are being asked to vote on the following matters:

No.	Proposal	Board Vote Recommendation:	Page

I.	Election of the eleven director nominees named in this proxy statement, each for a term of one year.	FOR each director nominee	10

II.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.	FOR	66

III.	Approval, on an advisory and non-binding basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement (Say-on-Pay).	FOR	68

These proposals are described in more detail elsewhere in this proxy statement. In addition to these proposals, stockholders will also consider any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, although the Company’s Board of Directors (the Board) knows of no other business to be presented.
By submitting your proxy, you authorize the persons named in this proxy statement to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Those persons also may vote your shares to adjourn the Annual Meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.
For more information about who can vote, voting mechanics and other general Annual Meeting matters, see Information About the 2022 Annual Meeting of Stockholders beginning on page 71. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being made available to stockholders on or about March 31, 2022.

1	Banc of California	Annual Proxy Statement	2022

Proxy Statement Summary
The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the SEC) on March 1, 2022 (the Annual Report), which includes the Company’s audited financial statements, accompanies this proxy statement. The Annual Report does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.
Additionally, some of the information in this proxy statement and the Annual Report relates to the Company’s wholly owned banking subsidiary, Banc of California, National Association (the Bank).
As of the Record Date, there were 62,239,070 shares of voting common stock issued and outstanding.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy.

2	Banc of California	Annual Proxy Statement	2022

Stock Ownership
Stock Ownership of Greater than Five Percent Stockholders
The following table shows the beneficial ownership of our voting common stock by those persons or entities known by management to beneficially own more than five percent of the outstanding shares of our voting common stock as of the March 15, 2022 record date (the Record Date) for the Annual Meeting.

Name and Address of Greater than 5% Stockholders	Amount and Nature of Beneficial Ownership(1)	Percent of Voting Common Stock Outstanding(1)

BlackRock, Inc. 55 East 52nd Street New York, New York 10055 (2)	8,790,648	14.12%
Wellington Management Group LLP et al. 280 Congress Street Boston, Massachusetts 02210 (3)	5,013,550	8.06%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355 (4)	3,551,860	5.71%
Patriot Financial Partners et al. Four Radnor Corporate Center 100 Matsonford Road, Suite 210 Radnor, Pennsylvania 19087 (5)	3,539,628	5.69%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746 (6)	3,475,949	5.58%
PL Capital Advisors, LLC et al. 750 Eleventh Street South, Suite 202 Naples, Florida 34102 (7)	3,457,323	5.55%
(1)    Based on 62,239,070 shares of voting common stock of the Company issued and outstanding as of the Record Date. For purposes of computing the percentage of outstanding shares of voting common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)    As reported in Amendment No. 6 to Schedule 13G filed with the SEC on January 28, 2022 by BlackRock, Inc. (BlackRock). The amended Schedule 13G reports that BlackRock has (i) sole voting power over 8,625,160 shares and (ii) sole dispositive power over 8,790,648 shares.
(3)     As reported in Amendment No. 5 to Schedule 13G filed with the SEC on February 4, 2022 by Wellington Management Group LLP (Wellington); Wellington Group Holdings LLP (Wellington Group); Wellington Investment Advisors Holdings LLP (Wellington Advisors); and Wellington Management Company LLP (Wellington Company). The amended Schedule 13G reports as follows:
a.    Wellington , Wellington Group, and Wellington Advisors each has shared voting power over 4,521,705 shares and shared dispositive power over 5,013,550 shares;
b.    Wellington Company has shared voting power over 4,463,868 shares and shared dispositive power over 4,934,204 shares.
(4)    As reported in Amendment No. 3 to Schedule 13G filed with the SEC on February 9, 2022 by The Vanguard Group (Vanguard). The amended Schedule 13G reports that Vanguard has (i) sole voting power over zero shares, (ii) sole dispositive power over 3,458,381 shares, (iii) shared voting power over 51,848 shares and (iv) shared dispositive power over 93,479 shares.
(5)    Patriot Financial Partners et al. includes Patriot Financial Partners III, L.P. (Patriot Fund III); Patriot Financial Partners GP III, L.P. (Patriot III GP ); Patriot Financial Partners GP III, LLC (Patriot III LLC); Patriot Financial Partners II, L.P. (Patriot Fund II); Patriot Financial Partners GP II, L.P. (Patriot II GP); Patriot Financial Partners GP II, LLC (Patriot II LLC); Patriot Financial Partners Parallel II, L.P. (Patriot Parallel Fund II); Patriot Financial Manager, L.P. (Patriot Manager); Patriot Financial Manager, LLC (Patriot Manager LLC); W. Kirk Wycoff; Ira M. Lubert; James F. Deutsch; and James J. Lynch. As reported by Patriot Financial Partners:
a.Mr. Wycoff has shared voting and dispositive powers over 3,535,639 shares;
b.Mr. Deutsch and Mr. Lynch have shared voting and dispositive powers over 3,453,103 shares;

3	Banc of California	Annual Proxy Statement	2022

Stock Ownership

c.Mr. Lubert has shared voting and dispositive powers over 1,461,871 shares;
d.Patriot Fund III, Patriot III GP , and Patriot III LLC each have shared voting and dispositive powers over 1,991,232 shares;
e.Patriot Fund II has shared voting and dispositive powers over 1,308,661 shares;
f.Patriot II GP and Patriot II LLC each have shared voting and dispositive powers over 1,461,353 shares;
g.Patriot Parallel Fund II has shared voting and dispositive powers over 152,692 shares; and
h.Patriot Manager and Patriot Manager LLC each have shared voting and dispositive powers over 518 shares.
Also includes, 3,989 shares subject to restricted stock units held by Mr. Wycoff that are scheduled to vest within 60 days of the Record Date.
(6)    As reported in Amendment No. 1 to Schedule 13G filed with the SEC on February 8, 2022 by Dimensional Fund Advisors LP (Dimensional). The amended Schedule 13G reports that Dimensional has (i) sole voting power over 3,402,518 shares and (ii) sole dispositive power over 3,475,949 shares.
(7)    Includes shares reported in Amendment No. 3 to Schedule 13D filed with the SEC on February 10, 2017 by PL Capital Advisors, LLC (PL Capital Advisors); John W. Palmer; and Richard J. Lashley. The amended Schedule 13D reports as follows:
a.    Mr. Lashley and Mr. Palmer have shared voting and dispositive powers over 3,401,719 shares;
b.    PL Capital Advisors has shared voting and dispositive powers over 3,401,719 shares;
c.     Mr. Lashley has sole voting and dispositive powers over 20,000 shares; and
d.    Mr. Palmer has sole voting and dispositive powers over 5,500 shares.
In addition to the shares reported in the amended Schedule 13D, beneficial ownership also includes 25,827 shares over which Richard and Beth Lashley share voting and dispositive power and 4,277 shares subject to restricted stock units held by Mr. Lashley that are scheduled to vest within 60 days of the Record Date.

4	Banc of California	Annual Proxy Statement	2022

Stock Ownership

Stock Ownership of Directors and Executive Officers
The following table shows the beneficial ownership of our voting common stock on the Record Date for:
(i)each director of the Company;
(ii)each Named Executive Officer (and as further defined under Compensation Discussion and Analysis—Overview section in this proxy statement) (NEO), consisting of the applicable executive officers at December 31, 2021; and
(iii)all NEOs, current executive officers who are not NEOs and current directors of the Company, as a group.
The address of each of these beneficial owners is the same main address as that of the Company. As used in the following table, RSAs refer to restricted stock awards (RSAs), RSUs refer to restricted stock units (RSUs), and PSU's refer to performance stock units (PSUs), each of which is defined in our 2018 Omnibus Stock Incentive Plan (the 2018 Omnibus Plan).

Name	Voting Common Stock		Total Number of Shares Subject to PSUs/RSUs that will Vest Within 60 Days	Total Number of Shares Subject to Exercisable Options that will Vest Within 60 Days	Total Number of Shares Beneficially Owned (1)	Percent of Voting Common Stock Outstanding(2)

Directors Who Are Not Executive Officers
James A. “Conan” Barker	89,369		4,054	—	93,423	*
Mary A. Curran	37,326		4,212	—	41,538	*
Shannon F. Eusey	1,938		2,220	—	4,158	*
Bonnie G. Hill	25,165		4,146	—	29,311	*
Denis P. Kalscheur	8,389		2,257	—	10,646	*
Richard J. Lashley	3,447,546	(3)	4,277	—	3,451,823	5.55%
Vania E. Schlogel	53		2,204	—	2,257	*
Jonah F. Schnel	64,082	(4)	3,989	7,452	75,523	*
Robert D. Sznewajs, Chair	69,303	(5)	6,022	7,452	82,777	*
Andrew Thau	12,056		3,989	—	16,045	*
W. Kirk Wycoff	3,531,649	(6)	3,989	—	3,535,638	5.68%
Executive Officers

Jared M. Wolff	209,658	(7)	52,618	—	262,276	*
President, Chief Executive Officer and Director
Lynn M. Hopkins	13,856		—	—	13,856	*
Executive Vice President and Chief Financial Officer
Ido Dotan	6,112		—	—	6,112	*
Executive Vice President, General Counsel and Corporate Secretary
Robert G. Dyck	4,809		—	—	4,809	*
Executive Vice President and Chief Credit Officer
Lynn A. Sullivan	24,484		—	—	24,484	*
Executive Vice President and Chief Risk Officer
All Executive Officers and Current Directors, as a group (17 persons)	7,545,795		93,977	14,904	7,654,676	12.28%
 *    Represents less than 1% of the outstanding shares of the Company's voting common stock calculated in accordance with 13d-3 of the Securities Exchange Act of 1934, as amended (Exchange Act).

5	Banc of California	Annual Proxy Statement	2022

Stock Ownership

(1)Unless otherwise indicated, the nature of the beneficial ownership is sole voting and dispositive powers over the shares indicated.
(2)For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 of the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days of the Record Date. This would include any RSUs, RSAs, and PSUs which vest within 60 days of the Record Date. For purposes of this table, "percent of voting common stock outstanding" is based on 62,239,070 shares of voting common stock of the Company issued and outstanding as of the Record Date. In addition, in computing the percentage of outstanding shares of voting common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
(3)Includes 3,401,719 shares owned by PL Capital Advisors (as defined in footnote seven to the Stock Ownership of Greater than Five Percent Stockholders table above); Mr. Lashley is a managing member of PL Capital Advisors and therefore may be deemed to beneficially own these shares. Also includes 10,000 shares held directly by Mr. Lashley, 10,000 shares held indirectly by the Richard Lashley Roth IRA, and 25,827 shares held jointly by Mr. Richard Lashley and Ms. Beth Lashley.
(4)Includes 63,582 shares owned by the Schnel Family Trust; as a trustee of the Schnel Family Trust, Mr. Schnel may be deemed to beneficially own these shares as well as the 500 shares owned by Mr. Schnel's spouse.
(5)Includes 55,047 shares owned by the Robert D. Sznewajs Revocable Trust; as a trustee of the Robert D. Sznewajs Revocable Trust, Mr. Sznewajs may be deemed to beneficially own these shares.
(6)Includes 3,453,102 shares owned by Patriot Financial Partners II, L.P., Patriot Financial Partners Parallel II, L.P., and Patriot Financial Manager, L.P. (Patriot Partners); as a managing member of Patriot Partners, Mr. Wycoff may be deemed to beneficially own these shares. Also includes 78,547 shares held directly by Mr. Wycoff.
(7)Includes 67,797 shares underlying unvested RSAs over which Mr. Wolff has voting power. Also includes 50,115 shares owned by the Wolff Family Trust; as a trustee of the Wolff Family Trust, Mr. Wolff may be deemed to beneficially own these shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, requires the Company’s directors, certain of its officers, and persons who beneficially own more than 10 percent of the Company’s voting common stock, to report to the SEC their initial ownership of the Company’s equity securities and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this report any late filings or known failures to file.
To the Company’s knowledge, based solely on our review of such reports filed with the SEC and written representations that no other reports were required during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to the Company’s officers and directors during 2021 were met, except for the inadvertent failure to timely file Ms. Hanson's (our Chief Accounting Officer) Form 4, to report her new hire grant of 6,494 RSUs on November 3, 2021.

6	Banc of California	Annual Proxy Statement	2022

PROPOSAL I
Election of Directors | Board Overview
The Company’s Board of Directors currently consists of twelve directors, which will be reduced to eleven directors following the Annual Meeting. At the recommendation of the Compensation, Nominating and Corporate Governance Committee (CNG Committee), the Board has nominated for re-election the following directors: Mr. Conan, Ms. Curran, Ms. Eusey, Ms. Hill, Mr. Kalscheur, Mr. Lashley, Ms. Schlogel, Mr. Schnel, Mr. Sznewajs, Mr. Thau, and Mr. Wolff, each for a one-year term that will expire at the 2023 annual meeting of stockholders. Mr. Wycoff is not standing for re-election at the Annual Meeting. See Nominees for Director at the Annual Meeting section in this proxy statement.
Current Board of Directors
Details about the current Board of Directors, including committee memberships, are reflected in the following table.

Name	Age(1)	Director Since		Committee Memberships
			Principal Occupation	A	CNG	ALC	ER

Barker, James A. “Conan”	56	2019	Co-President, Velocity Vehicle Group	M		M
Curran, Mary A.	65	2017	Former Executive Vice President and Corporate Banking Chief Risk Officer, MUFG Union Bank	M			C
Eusey, Shannon F.	52	2021	Chief Executive Officer, Beacon Pointe Advisors		M		M
Hill, Bonnie G.	80	2017	President, B. Hill Enterprises, LLC		C		M
Kalscheur, Denis P.	71	2021	Corporate Director; Former Chairman of Pacific Mercantile Bancorp	M		M
Lashley, Richard J.	63	2017	Principal and Managing Member, PL Capital Advisors, LLC	C		M
Schlogel, Vania E.	38	2021	Managing Partner and Founder, Atwater Capital LLC	M		M
Schnel, Jonah F.	49	2013	Executive Vice President, Special Projects, Cartiga		M		M
Sznewajs, Robert D.	75	2013	Former President and Chief Executive Officer, West Coast Bancorp	M	M
Thau, Andrew	56	2019	Chief Operating Officer and General Counsel, United Talent Agency		M		M
Wolff, Jared M.	52	2019	President and Chief Executive Officer, Banc of California, Inc. and Banc of California, N. A.			C	M
Wycoff, W. Kirk	63	2017	Managing Partner, Patriot Financial Partners		M	M
(1) As of March 31, 2022
A – Audit Committee			C – Chair
ALC – Asset Liability Committee (ALCO)			M – Member
CNG – Compensation, Nominating and Corporate Governance Committee
ER – Enterprise Risk Committee (Risk)

7	Banc of California	Annual Proxy Statement	2022

Proposal I

Summary of Director Nominees' Qualifications and Experience

The chart below summarizes the key qualifications and skills each of our director nominees possesses that were most relevant to the decision to nominate him or her to serve on the Board.
The lack of a mark does not mean the director does not possess that qualification or skill; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography describes these qualifications and relevant experience in more detail.

8	Banc of California	Annual Proxy Statement	2022

Proposal I

Board Tenure and Diversity
Our Board is composed of directors who actively contribute to the evolving needs of the Company with a diversity of perspectives, while maintaining the invaluable institutional knowledge brought by more tenured directors. The charts below illustrate the composition of our Board following the Annual Meeting, assuming the re-election of all of our director nominees.

4.4 years Average Director Tenure

60 years old Average Age of Directors

10 out of 11 Directors are Independent

9	Banc of California	Annual Proxy Statement	2022

Proposal I

Director Nominations and Proposals by Stockholders
Director nominations by stockholders and stockholder proposals must be made pursuant to timely notice in writing to the Corporate Secretary, as set forth in Section 1.09 of the Company’s bylaws. A stockholder’s notice must be received by the Company not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting to be considered timely. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the prior year’s date, notice by the stockholder must be delivered not earlier than 120 days prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the date of the meeting or the 10th day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. The stockholder’s notice must also include the information set forth in Section 1.09 of the Company’s bylaws. The Company’s bylaws contain additional notification requirements for stockholder proposals, regardless of whether they are submitted for inclusion in the Company’s proxy materials.
Nominees for Director at the Annual Meeting
At the recommendation of the CNG Committee, the Board has nominated James A. “Conan” Barker, Mary A. Curran, Shannon F. Eusey, Bonnie G. Hill, Denis P. Kalscheur, Richard J. Lashley, Vania E. Schlogel, Jonah F. Schnel, Robert D. Sznewajs, Andrew Thau, and Jared M. Wolff for re-election, each for a one-year term.
Each nominee has consented to being named as a director nominee in this proxy statement and agreed to serve if re-elected. Further, except for Mr. Wolff, each qualifies as an independent director under the Corporate Governance Listing standards of the New York Stock Exchange (NYSE), as applied in accordance with the Company’s Corporate Governance Guidelines.
Set forth below is information about the director nominees, including their principal occupation, business experience and qualifications to serve on the Board of Directors.

The Board of Directors unanimously recommends that you vote "FOR" each of the director nominees.

10	Banc of California	Annual Proxy Statement	2022

Proposal I

Director Nominees

Independent Director Age: 55
James A. “Conan” Barker
—
Mr. Barker has over 30 years of experience in corporate strategy, private equity, and management of large corporate enterprises.
Since 1998, Mr. Barker has served as Co-President, owner, and director of Velocity Vehicle Group, a privately owned group of companies that serve the truck, bus and capital equipment finance markets in the US, Mexico and Australia with revenues in excess of $2 billion. Mr. Barker is also a board member and 50% owner of Velocity SBA, one of 14 non-bank small business lending companies in the United States licensed to originate loans under the Small Business Administration’s 7(a) program. From 1994 through 1997, Mr. Barker worked in Palo Alto, California for HAL Investments Inc., a private equity investment firm with holdings in real estate, maritime and industrial interests. From 1991 to 1994, Mr. Barker worked in the corporate strategy department of Sea Containers, Inc. in London, England setting business strategies for the multi-national transportation and hotel conglomerate. In addition, from 1988 to 1991 Mr. Barker worked for the Boston Consulting Group in the San Francisco and Chicago offices, assisting Fortune 500 firms on corporate strategy initiatives. Mr. Barker received his Bachelor’s in Economics and Master’s in East Asian Studies from Stanford University and has lived in Southern California for 23 years.
Mr. Barker’s extensive experience in managing large corporate enterprises and his proficiency in corporate strategy and finance make him a valuable contributor to the Board. Mr. Barker is one of the Company’s Board-designated “audit committee financial experts.”

Independent Director Age: 56 Director Since: 2019

Mary A. Curran
—
Ms. Curran spent 25 years at MUFG Union Bank, N.A., during which time she held several executive level positions, including Executive Vice President, Corporate Banking Chief Risk Officer from 2011 to 2014, and Executive Vice President, Head of The Private Bank at Union Bank from 2006 to 2011.
During her time with Union Bank, Ms. Curran worked closely with its board and management to build an infrastructure focused on a strong, proactive, integrated and effective risk management. Ms. Curran was also tasked with improving the performance of Union Bank’s Wealth Management practice, a business unit with offices throughout California, Washington and Oregon. Prior to 2006, she spent 17 years in leadership roles in commercial banking.
Ms. Curran currently serves on the Board of Directors, Audit and Nominating and Corporate Governance Committees of Innovative Industrial Properties, Inc. (NYSE: IIPR). She also serves on the Board of Directors and chairs the Audit Committee for Hunter Industries Inc., a privately held global irrigation, landscape lighting, custom manufacturing and dispensing solutions company. Ms. Curran recently served as Chair of San Diego State University’s Campanile Foundation Board and Executive Committee, and currently serves on its Nominating and Governance Committee and its Athletics Committee. Previous board service also includes: Chair of the California Bankers Association where she remains involved on the Banker Benefits Board. Ms. Curran is a member of NACD, Women Corporate Directors, and the Corporate Directors Roundtable of Orange County. She holds a Bachelor of Science degree in Journalism from the University of Colorado, Boulder and a Master’s degree in Business from San Diego State University.
Ms. Curran’s broad range of experience in the financial services industry and community involvement, especially in California, as well as her prior business and leadership positions, have enhanced the Board’s perspective. Her leadership and knowledge, specifically in credit and risk management as Chair of the Enterprise Risk Committee, have been vital to the Company’s risk framework and objectives.

Independent Director Age: 65 Director Since: 2017

11	Banc of California	Annual Proxy Statement	2022

Proposal I

Shannon F. Eusey
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Ms. Eusey is the Chief Executive Officer and President of Beacon Pointe Advisors, which she co-founded in 2002.
Beacon Pointe Advisors is one of the largest Registered Investment Advisors (RIA) specializing in full service financial planning, research driven investments that partners with institutions, retirement-sponsored plans and private clients. From 1994 to 2002, Ms. Eusey served as Managing Director and Portfolio Manager at Roxbury Capital Management, LLC, where she was responsible for socially responsible investments, asset allocation, as well as equity strategy for Roxbury’s Private Client Group. Ms. Eusey currently serves or has served on numerous boards, including the Charles Schwab Advisory Council, the TD Ameritrade Advisory Council, CNBC’s Advisory Council, as well as Scratchworks, a FinTech accelerator that connects innovative tech companies with investment and wealth management luminaries to advance the digital transformation of the financial services industry. She served as Vice Chairman on the Board of Directors for the National Network to End Domestic Violence, as a Trustee for the Friends of the Girl Scouts Council of Orange County, and as a board member of the UCI Athletic Fund. Ms. Eusey is a graduate of University of California, Irvine where she played Division I volleyball. She received her MBA from the University of California, Los Angeles, Anderson School of Business.
Ms. Eusey's leadership experience in building Beacon Pointe Advisors into a $25+ billion registered investment advisory firm, and her keen insights into talent management, operations, marketing, risk and technology, make her a valued member that considerably strengthens our Board.

Independent Director Age: 52 Director Since: 2021

Bonnie G. Hill
—

Dr. Hill has over 30 years of experience serving on numerous corporate boards with a wide-ranging career in business, government, education, and philanthropy.
Dr. Hill has served as the President of B. Hill Enterprises, LLC, a consulting firm focusing on corporate governance, board organizational and public policy issues since 2001. She is also co-founder of Icon Blue, a brand marketing company founded in 1998 and based in Los Angeles. Currently, Dr. Hill is an adjunct faculty member of the NACD Board Advisory Services Program, a founding member of the Lead Directors Network. Dr. Hill has also served on numerous public company boards, including the California Water Service Group (NYSE: CWT), The Home Depot, Inc. (NYSE: HD), Yum! Brands, Inc. (NYSE: YUM) and AK Steel Holding Corp. (NYSE: AKS). Dr. Hill also co-chaired the 2016 NACD Blue Ribbon Commission Report on Building the Strategic-Asset Board, served on the board of Financial Industry Regulatory Authority Investor Education Foundation and is a former member of Public Company Accounting Oversight Board Investor Advisory Group.
From 1997 to 2001, Dr. Hill served as President and Chief Executive Officer of The Times Mirror Foundation and as Senior Vice President, Communications and Public Affairs, for the Los Angeles Times. From 1992 to 1997 she served as Dean of the McIntire School of Commerce at the University of Virginia, and prior to that, Secretary of the State and Consumer Services Agency for the State of California. Dr. Hill has held a variety of presidential appointments, including Vice Chair of the Postal Rate Commission and Assistant Secretary in the U.S. Department of Education under President Reagan, and as Special Adviser to President George H. W. Bush for Consumer Affairs. She has chaired the SEC’s Consumer Affairs Advisory Committee and served on the board of directors of NASD Regulation, Inc. Dr. Hill also served as Vice President with Kaiser Aluminum and Chemical Corporation, and recently was honored with the Lifetime Achievement Award by the Forum for Corporate Directors. Dr. Hill has a Bachelor of Arts degree from Mills College, a Master of Science degree from California State University, Hayward, and a Doctorate of Education from the University of California at Berkeley.
Dr. Hill’s extensive background in board leadership and corporate governance has significantly supported the Company’s efforts to improve its corporate governance practices and broaden the Board’s perspective. Dr. Hill serves as the Chair of the CNG Committee.

Independent Director Age: 80 Director Since: 2017

12	Banc of California	Annual Proxy Statement	2022

Proposal I

Denis P. Kalscheur
—
 Mr. Kalscheur has served for over 38 years in various senior executive and directorship roles in the financial services, insurance and aviation industries.
Since 2015, Mr. Kalscheur served on the Board of Directors of Pacific Mercantile Bancorp, the parent holding company of Pacific Mercantile Bank, an Orange County, California based bank acquired by Banc of California in 2021, including as its Chairman of the Board and Chair of the Audit Committee. Mr. Kalscheur currently serves on the board of ORIX Corporation USA and also serves as Chair of its Audit Committee. From January 2017 to November 2018, Mr. Kalscheur served as a member of the Board of Directors for Avolon Holdings Limited, the third largest commercial jet aircraft leasing company in the world. From 2013 to 2017, Mr. Kalscheur was the CEO and then Vice Chairman of Aviation Capital Group (“ACG”), a global commercial jet aircraft leasing firm and wholly-owned subsidiary of Pacific Life, a leading U.S. Life Insurance company. From 2010 through 2012, Mr. Kalscheur served as Senior Vice President and Treasurer of Pacific Life. Mr. Kalscheur also had significant board roles with College Savings Bank, a New Jersey chartered savings bank and wholly owned subsidiary of Pacific Life, including serving as a Director (2002-2012), Audit Committee Chairman (2003-2007) and Chairman of the Board (2010-2012). From 1993 to 1997, he served as President and Chief Executive Officer of Elsinore Aerospace, a global aviation engineering and certification, maintenance, modification and quality management company. Prior to that, he also served as Chief Financial Officer of U.S. passenger airline AirCal and its parent, ACI Holdings. Mr. Kalscheur graduated with an MBA and BBA in finance, investments and banking from the University of Wisconsin-Madison where he is an emeritus member of the Dean's Advisory Board.
Mr. Kalscheur is one of the Company’s Board-designated “audit committee financial experts.” His broad and deep experience in finance as an executive and director of banking and financial institutions and corporations in other industries, including serving as Chairman of the Board and Chair of the Audit Committee of such institutions, make Mr. Kalscheur a valued member of the Board.

Independent Director Age: 71 Director Since: 2021

Richard J. Lashley
—
Mr. Lashley is the Managing Member of PL Capital Advisors, LLC, a SEC-registered investment advisory firm, and co-founder of PL Capital, LLC, a firm founded in 1996.
PL Capital Advisors specializes in the banking industry and was named by the American Banker as one of the top community bank investors in the country. PL Capital is also one of the Company’s largest stockholders. Mr. Lashley’s primary responsibilities at PL Capital Advisors include portfolio management and research. Mr. Lashley has extensive experience serving on the boards of directors of numerous publicly-held and privately-held banks throughout the United States, including prior service on the boards of directors of MutualFirst Financial, Inc., Metro Bancorp, Inc. State Bancorp, Inc. and BCSB Bancorp, Inc. Mr. Lashley also has diverse experience as Chairman and/or member of numerous board committees. From 1994 to 1996, he was a Director in KPMG LLP’s corporate finance group, where he led a team providing merger and acquisition advisory services to banks throughout the country. From 1984 to 1993 he worked for KPMG LLP as a Certified Public Accountant, providing professional accounting services to banks and other financial services companies in New York and New Jersey. From 1992 to 1993 he served as the Assistant to the Chairman of the AICPA Savings Institution Committee in Washington D.C. Mr. Lashley received his Master’s degree from Rutgers University and a Bachelor of Science degree from Oswego State University. He is licensed as a Certified Public Accountant in New Jersey (status inactive).
Mr. Lashley’s extensive experience at KPMG LLP providing professional accounting and advisory services, as well as his service on numerous bank boards and his experience at PL Capital managing investments in the banking industry enables him to be a significant contributor to the Board as well as provides the perspective of a significant investor in the Company. Mr. Lashley is one of the Company’s Board-designated “audit committee financial experts” and serves as Chair of the Audit Committee.

Independent Director Age: 63 Director Since: 2017

13	Banc of California	Annual Proxy Statement	2022

Proposal I

Vania E. Schlogel
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Ms. Schlogel is Managing Partner and Founder of Atwater Capital, a media and entertainment sector-focused investment firm with offices in Los Angeles, California and Seoul, South Korea.
Prior to founding Atwater in 2017, Ms. Schlogel served as a senior executive at several leading companies, including as Chief Investment Officer of Roc Nation, and was a member of KKR's Private Equity team, where she specialized in the media sector and launched the Growth Equity division. Ms Schlogel began her career in the Leveraged Finance and Capital Markets groups at Goldman Sachs in London and Los Angeles. Ms. Schlogel serves as a director on a number of boards, including as the Chairperson of Epidemic Sound, a provider of royalty-free music, and LEONINE Studios, Germany's leading film and TV studio. She is also on the Boards of Hipgnosis Songs Fund, the music IP company; Mediawan, France’s leading film studio; wiip Productions, a Los Angeles-based film and TV studio; and Freepik, the digital content platform. She was formerly on the Boards of BMG, the world's largest independent music publisher, and Pets at Home, the large U.K. retailer. Ms. Schlogel is a graduate of UCLA, summa cum laude, with a degree in Business Economics and Minor in Accounting.
Ms. Schlogel is one of the Company’s Board-designated “audit committee financial experts.” Ms. Schlogel’s extensive expertise in finance, growth equity and private equity, along with her significant experience in media, entertainment and technology, make her a valuable contributor that greatly enhances the Board’s perspective.

Independent Director Age: 38 Director Since: 2021

Jonah F. Schnel
—
Mr. Schnel is an entrepreneur who led and sold companies that focus on lending to small businesses throughout the United States.
Mr. Schnel is Executive Vice President, Special Projects of Cartiga, a company that provides financial products for plaintiff and attorney funding, as well as data-driven, profitability-enhancing solutions for law firms. Prior to joining Cartiga, Mr. Schnel led and then sold in 2019 Fast A/R Funding, a private company focused on lending to small businesses throughout the United States and Timco CNG, a private company operating public-access, compressed natural gas stations in Southern California. Previously, Mr. Schnel led the recapitalization of National Capital Management, an acquirer and servicer of distressed consumer debt, and assisted management during that company’s significant growth and through its acquisition by Portfolio Recovery Group, Inc. in 2012. Prior to that, Mr. Schnel was a Partner at ITU Ventures for seven years, a venture capital firm making early-stage investments in technology companies associated with innovation emerging from leading research universities in the United States. Earlier in his career, Mr. Schnel worked as a manager at SunAmerica Investments, Inc. in the real estate investment division with a primary focus on first lien lending in a diversified range of commercial real estate assets. Mr. Schnel currently serves as the Chair and President of the Southern California Chapter of the Tourette Association of America. Mr. Schnel completed the director training and certification program at the UCLA Anderson School of Management and received his Bachelor’s degree, summa cum laude, from Tulane University.
Mr. Schnel’s diverse experience in founding and managing numerous privately-held companies, and investments in various industries such as specialty finance and lending, alternative energy, gaming and technology, as well as his proficiency in commercial real estate and managerial oversight of a diverse set of finance-related businesses, has considerably strengthened the Board. More recently, Mr. Schnel received training and completed the cybersecurity certification program with respect to Managing Risk in the Information Age through Harvard’s Office of the Vice Provost for Advances in Learning in association with HarvardX.

Independent Director Age: 49 Director Since: 2013

14	Banc of California	Annual Proxy Statement	2022

Proposal I

Robert D. Sznewajs, Chair
—
Mr. Sznewajs was the President and Chief Executive Officer of West Coast Bancorp from 2000 to 2013, an Oregon-based bank holding company which was sold in 2013 with $2.5 billion in assets.
Mr. Sznewajs has held a variety of executive level roles in large financial services institutions, including Vice Chair of U.S. Bancorp; President and Chief Operating Officer of BankAmericard; Executive Vice President and Manager of Valley National Bancorp; and President and Chief Executive Officer of Michigan National Bank. In addition to nearly 40 years of experience in the areas of regulatory matters, operations and technology, consumer and commercial banking, sales and marketing, management of investment portfolios and mergers and acquisitions, Mr. Sznewajs has also served on several boards and executive committees, namely Outerwall, Inc. (formerly Coinstar); the Portland Branch Board of the Federal Reserve Bank of San Francisco; the Oregon’s Bankers Association; the United Way; the Association for Corporate Growth; and the Bates Group, LLC. Mr. Sznewajs received both his Master’s and Bachelor’s degrees from the University of Detroit and is a licensed CPA (status inactive).
In addition to Mr. Sznewajs’ responsibilities as the Board Chair, he is one of the Company’s Board-designated “audit committee financial experts.” His broad and deep experience in the banking industry, including having been the Chief Executive Officer of a publicly-held bank holding company, makes him a particularly valued member of the Board.

Independent Director Age: 75 Director Since: 2013

Andrew Thau
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Mr. Thau is Chief Operating Officer and General Counsel of global talent and entertainment company United Talent Agency (UTA).
Since 2007, Mr. Thau has been central to UTA’s operations, M&A and business expansion strategies amid a sea change across the entertainment, media and technology landscape. Mr. Thau was the first non-agent to be named to the UTA partnership in 2016 and its board of directors in 2018. Mr. Thau also serves on UTA’s Audit Committee and as one of four managing directors responsible for overseeing UTA’s day-to-day business. Mr. Thau began his career at the Zalkin, Rodin and Goodman law firm in New York City, specializing in bankruptcy and corporate restructuring. Mr. Thau then moved to 20th Century Fox where he served as an attorney in the licensing/merchandising and filmed entertainment groups before taking on executive roles overseeing domestic and international cable television networks and businesses. Mr. Thau later led the content and technology venture Be Here as its CEO and subsequently helped launch and served as Chief Operating Officer of Network LIVE, a joint venture of AOL, XM Satellite Radio and AEG that broadcasted live music and entertainment events across all platforms.
Mr. Thau is a graduate of George Washington University and the Benjamin N. Cardozo School of Law, and has served on the boards of multiple charitable organizations. He has lived in Southern California for 25 years.
Mr. Thau’s extensive operational, legal and strategic experience from his senior leadership roles at UTA and various entertainment and technology ventures has considerably strengthened the Board.

Independent Director Age: 56 Director Since: 2019

15	Banc of California	Annual Proxy Statement	2022

Proposal I

Jared M. Wolff
—
 Mr. Wolff was appointed as President and Chief Executive Officer of the Company and the Bank and as a director of the Company and Chair of the Board of the Bank effective March 18, 2019.
Prior to joining the Company, Mr. Wolff served as Executive Vice President, General Counsel and Corporate Secretary of City National Bank from May 2018 to March 2019, and as Deputy General Counsel from January 2018 to April 2018. At City National, he was a member of the Executive Committee and oversaw the Legal and Corporate Administrative Group, among other areas. Prior to City National, from 2015 to 2017, Mr. Wolff served as Co-Managing Partner of Quarter Group, LLC, a real estate investment company focused on acquiring urban property. From 2002 to 2014, Mr. Wolff was a senior executive at PacWest Bancorp (NASDAQ: PACW) where he served in numerous roles, including as General Counsel of PacWest, and as a member of the Board of Directors and President of its wholly-owned subsidiary, Pacific Western Bank. As President of the commercial bank subsidiary, Mr. Wolff was responsible for overseeing the regional commercial banking teams for the bank throughout California and establishing initiatives for the bank as a whole. He was also a member of the bank’s Executive Asset and Liability Management Committee and Credit Committee. As General Counsel of PacWest, Mr. Wolff had primary responsibility for corporate governance, corporate regulatory compliance and execution of M&A activity, including PacWest’s $2.3 billion acquisition of CapitalSource (NYSE: CSE). During his tenure at PacWest, he also oversaw internal audit, deposit gathering, regional lending, risk management, and marketing, among other areas.
Mr. Wolff received his Bachelor’s degree from Duke University, his Master’s degree in French Language and Literature from Middlebury College and his Juris Doctorate from the University of Michigan Law School.
As a veteran California banking executive with deep expertise in finance, law and risk management, Mr. Wolff is a valuable member of the Board and also serves as the Chair of the ALCO Committee.

Director Age: 52 Director Since: 2019

16	Banc of California	Annual Proxy Statement	2022

Corporate Governance Matters
Director Independence
In accordance with the NYSE Corporate Governance Listing Standards and the Company’s Corporate Governance Guidelines, the Board conducted its review of all relationships between the Company and each director and has affirmatively determined that, with the exception of Mr. Wolff, none of them has a material relationship with the Company or any other relationship that would preclude his or her independence under the NYSE Corporate Governance Listing Standards. With respect to Mr. Wycoff, the Board made this determination after considering certain business relationships between the Bank and third parties of which Mr. Wycoff is a director and in which a private equity fund with which Mr. Wycoff is affiliated owns minority equity interests. Based on this review, the Board has determined that each of our current directors, other than Mr. Wolff, is an independent director under the NYSE Corporate Governance Listing Standards, as applied in accordance with the Company’s Corporate Governance Guidelines. Additionally, the Board has affirmatively determined that each member of the Audit Committee meets the independence and financial literacy requirements for audit committee membership under the NYSE Corporate Governance Listing Standards and SEC Rule 10A-3(b)(1), and each member of the CNG Committee meets the independence and other requirements for compensation committee membership as set forth in the NYSE Corporate Governance Listing Standards. See Role and Composition of the Audit Committee and Role and Composition of the CNG Committee sections in this proxy statement for specific independence requirements.
Board Leadership Structure
The Board of Directors determined it to be in the best interests of the Board and the Company to separate the roles of the Chief Executive Officer and Chair of the Board. The Board believes this structure increases the Board’s independence from management and, in turn, leads to better monitoring and oversight of management. Although the Board believes that the Company is currently best served by separating the role of the Chief Executive Officer and Chair of the Board, the Board periodically reviews and discusses the continued appropriateness of this structure.
The Chair of the Board presides at meetings of the Board of Directors and at executive sessions of independent (non-employee) directors, and exercises leadership of Board operations.
Risk Oversight
The Board of Directors of the Company oversees the risk profile of the Company and its subsidiaries and management’s process for assessing and managing risks, both as a whole as well as through its committees.
The Board has two primary methods for overseeing risk. The first method is oversight by the Board as a whole, and the second method is through the committees of the Board. All Board committees may address risks directly with management, or, where appropriate, may elevate a risk for consideration by the full Board.
The Asset Liability Committee (ALCO Committee) assists the Board in its monitoring and oversight of asset and liability strategies, liquidity and capital management to maintain compliance with applicable regulatory requirements and appropriate balance sheet and earnings risk management. The CNG Committee assists the Board with discharging its responsibility and authority with respect to nominating, corporate governance, and executive compensation matters, including for example, the independence determination of Board members, the assessment of the Board’s performance, the oversight of related party transactions, the recommendation of Board candidates, and the design of the executive compensation program. The Audit Committee is primarily responsible for monitoring and oversight of the accounting and financial reporting process of the Company, the audits of the Company's financial statements, and the effectiveness of the Company's internal control over financial reporting. The Enterprise Risk Committee (Risk Committee) is primarily focused on assisting the Board in discharging its oversight duties with respect to risk management activities, including the establishment of the Company’s enterprise risk management framework and associated policies and practices. The Risk Committee is also focused on assisting the Board in its monitoring and oversight of credit processes and asset quality, and compliance with applicable regulatory requirements. In accordance with its charter, the Risk Committee is responsible for ensuring that the Company has in place an appropriate enterprise-wide framework and processes to identify, prioritize, measure and monitor significant risks, including for example, operational, technology, information security, compliance, legal, reputational, strategic, credit, interest rate and liquidity risks, with the management of interest rate and liquidity risks primarily being overseen by the ALCO Committee.

17	Banc of California	Annual Proxy Statement	2022

Corporate Governance Matters
During 2021, the Board and each of its Committees received reports from executive management and employees who oversee day-to-day risk management duties on the most critical strategic issues and risks facing the Company. In addition, each of these committees and the Board received reports from the Chief Executive Officer, Chief Financial Officer, Chief Risk Officer, Chief Credit Officer, Chief Compliance Officer, General Counsel, Chief Human Resources Officer, Chief Information Security Officer, Chief Internal Audit Officer, the Company’s independent auditors, third-party advisors, and other executive management regarding compliance with applicable laws and regulations, risk-related policies, procedures and limits in order to evaluate the effectiveness of the Company’s risk controls.
Information Security and Data Privacy
The Board maintains oversight of our security program through its Risk Committee, which oversees our information technology management program and reviews risks related to information security and cybersecurity as well as the steps taken by management to control for such risks. The Risk Committee oversees and reviews quarterly reports on significant matters of corporate security, including cybersecurity and data privacy. We maintain a formal information security management program under the direction of our Chief Information Security Officer and corporate cyber insurance, which are subject to review and oversight by the Risk Committee and the Board, respectively. For more information, please see the Joint Enterprise Risk Committee Charter, which is publicly available under the "Corporate Overview" section on the Company’s Investor Relations website at https://investors.bancofcal.com by selecting Governance Documents and Privacy Policy available at www.bancofcal.com/privacy-policy.
Board Composition and Meetings
During 2021, each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Company’s Board of Directors held during the portion of the year he or she was a director and (ii) the total number of meetings held by all Board committees on which he or she served during the periods in which he or she served.
The Board Chair and the other members of the Board of Directors are encouraged to attend the Company’s annual meeting of stockholders. The 2021 annual meeting of stockholders, held virtually, was attended by all directors serving at that time.
The current composition of the Company Board is reflected below. All members of the Company Board also currently serve as directors of the Bank, each for a one-year term, with Mr. Wolff serving as Chair of the Board of Directors of the Bank.

Robert D. Sznewajs, Chair
James A. “Conan” Barker	Vania E. Schlogel
Mary A. Curran	Jonah F. Schnel
Shannon F. Eusey	Andrew Thau
Bonnie G. Hill	Jared M. Wolff
Denis P. Kalscheur	W. Kirk Wycoff
Richard J. Lashley
Regular meetings of the Company’s Board of Directors were held on a quarterly basis during 2021, with additional, special meetings held as needed. All members of the Company Board serve as directors of the Bank and therefore each Board meeting is a joint Board meeting of the Board of Directors of the Company and the Bank. During 2021, the Board of Directors held a total of nine meetings. Separate sessions of only independent directors were held regularly or when determined by the independent directors to be necessary.
Committee Structure of the Board of Directors and Meeting Attendance
The Board of Directors of the Company currently has four standing committees: ALCO; Audit; CNG; and Risk. Since all current members of the Company Board also serve as directors of the Bank, each of these committees is a joint committee of the Board of Directors of the Company and the Bank.
During 2021, the ALCO Committee held four meetings, the Audit Committee held twelve meetings, the CNG Committee held ten meetings, and the Risk Committee held eight meetings.

18	Banc of California	Annual Proxy Statement	2022

Corporate Governance Matters
Role and Composition of the Audit Committee
The following table reflects further information regarding the principal roles and responsibilities of the Audit Committee. For a more comprehensive description, please see the Joint Audit Committee Charter, which is publicly available under the "Corporate Overview" section on the Company’s Investor Relations website at https://investors.bancofcal.com by selecting Governance Documents. The Report of the Audit Committee is included on page 65 of this proxy statement.

Name, Composition and Board Determinations	Responsibilities

Audit Committee
•Hiring, terminating and/or reappointing the Company’s independent registered public accounting firm.
•Monitoring and oversight of the qualifications, independence and performance of the Company’s internal auditors and independent registered public accounting firm.
•Approving non-audit and audit services to be performed by the independent registered public accounting firm.
•Reviewing the annual audit report prepared by the Company’s independent registered public accounting firm.
•Monitoring and oversight of the integrity of the Company’s financial statements and financial accounting practices.
•Monitoring and oversight of the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements.
•Monitoring and oversight of the effectiveness of the Company’s internal control over financial reporting and, together with the Risk Committee, compliance with legal and regulatory requirements.
•Reviewing and assessing the adequacy of the Audit Committee Charter on an annual basis.

Richard J. Lashley, Chair
James A. “Conan” Barker
Mary A. Curran
Denis P. Kalscheur
Vania E. Schlogel
Robert D. Sznewajs

The Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements for audit committee membership under the NYSE Listed Company Manual as well as the regulations of the Federal Deposit Insurance Corporation, and any additional requirements specific to audit committee membership. The Board has further determined that each of Mr. Barker, Mr. Kalscheur, Mr. Lashley, Ms. Schlogel and Mr. Sznewajs qualifies as an “audit committee financial expert," as defined in Item 407(d)(5) of SEC Regulation S-K.

The Board made qualitative assessments of the levels of knowledge and experience of the members of the Audit Committee based on a variety of factors.
In the case of Mr. Lashley, the Board considered his extensive experience in providing professional accounting and advisory services, as well as his service on numerous bank boards and audit committees and his experience at PL Capital managing investments in the banking industry for more than 25 years. Mr. Lashley is a certified public accountant (status inactive).
In the case of Mr. Barker, the Board considered his proficiency in corporate finance stemming from over 30 years of managing large corporate enterprises, as well as his extensive investment experience at a private equity investment firm.
In the case of Ms. Curran, the Board considered her 32-year tenure in the banking industry, where she served in several executive positions with commercial banks. As a result, Ms. Curran provides the Audit Committee with banking industry knowledge and management experience.
In the case of Mr. Kalscheur, the Board considered his broad expertise in finance as an executive and director (including as board chair and audit committee chair) of banking and financial institutions and corporations in other industries.
In the case of Ms. Schlogel, the Board considered her extensive experience in finance, growth equity, private equity, along with her significant experience (including as board chair) in media, entertainment, and technology companies.
In the case of Mr. Sznewajs, the Board considered his formal education, extensive finance background, expertise in the areas of management, operations and technology, consumer and commercial banking, sales and marketing, investment portfolios and regulatory matters in addition to mergers and acquisitions. With more than 39 years in banking, Mr. Sznewajs has held a variety of executive level positions in financial services organizations across the United States in community and large banks and was the Chief Executive Officer of a publicly held bank holding company. Mr. Sznewajs is a certified public accountant (status inactive).

19	Banc of California	Annual Proxy Statement	2022

Corporate Governance Matters
Role and Composition of the Compensation, Nominating and Corporate Governance Committee
The following table reflects further information regarding the principal roles and responsibilities of the CNG Committee. For a more comprehensive description, please see the CNG Committee’s Charter, which is publicly available under the "Corporate Overview" section on the Company’s Investor Relations website at https://investors.bancofcal.com by selecting Governance Documents. The Report of the CNG Committee is included on page 54 of this proxy statement.

Name, Composition and Board Determinations	Responsibilities

Compensation, Nominating and Corporate Governance Committee
Bonnie G. Hill, Chair
Shannon F. Eusey
Jonah F. Schnel
Robert D. Sznewajs
Andrew Thau
W. Kirk Wycoff
After review of each member’s experience and other relevant factors, the Board has determined that:
•each member is independent, as defined in the NYSE Listed Company Manual, including the additional independence requirements specific to compensation committee membership set forth in the NYSE Listed Company Manual; and
•at least two members are “non-employee directors” as defined in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

Compensation
•Reviewing and approving director and officer compensation plans, policies and programs.
•Determining or recommending to the Board for its determination, the compensation of the Company’s Chief Executive Officer and other executive officers of the Company, as well as other officers (if any) with total compensation of $1,000,000 or more.
•Recommending to the Board the appropriate level of compensation and the suitable mix of cash and equity compensation for directors.
•Reviewing and recommending to the Board for approval, subject to necessary or appropriate stockholder approval, stock option plans and other equity-based compensation plans that permit payment in or based upon the Company’s stock.
•Overseeing the talent planning and executive recruiting processes.
•Producing a report on executive compensation for inclusion in the Company’s annual proxy statement and/or annual report on Form 10-K.
Nominating
•Annually assessing the independence of the Board members.
•Identifying, screening and recommending to the Board candidates for membership on the Board, including director nominees proposed by stockholders, in accordance with the Company’s bylaws and applicable law. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations. Final approval of any candidate shall be determined by the full Board.
•As set forth in the Company’s Corporate Governance Guidelines, the following are the minimum requirements for Board membership: (a) the director must possess a breadth and depth of management, business, governmental, nonprofit or professional experience, preferably in a leadership or policymaking role, that indicates the ability to make a meaningful contribution to the Board’s discussion of and decision making on the array of complex issues which the Company faces and expects to face in the future; (b) the director must possess sufficient financial literacy or other professional business experience relevant to an understanding of the Company and its business that will enable such individual to provide effective oversight as a director; (c) the director must possess the ability to think and act independently, as well as the ability to work constructively in a collegial environment; (d) the director must demonstrate behavior that indicates that he or she is committed to the highest ethical standards; (e) the director must possess the ability to devote sufficient time and energy to the performance of his or her duties as a director; and (f) the director may not simultaneously serve on the board of directors or equivalent body of an organization that the Board reasonably determines (i) is a significant competitor or potential significant competitor of the Company or of a key vendor of the Company; or (ii) would otherwise benefit from access to the Company’s intellectual property, strategic or other confidential or proprietary information. It is also desired that individual directors possess special skills, expertise and background that would complement the attributes of the other directors and promote diversity and the collective ability of the Board to function effectively. While the Board does not have a specific diversity policy, our Corporate Governance Guidelines provide that the CNG Committee should seek to promote diversity on the Board and the CNG Committee considers among other factors, age, gender, sexual orientation, race, ethnicity, and cultural background when considering and recommending candidates to the Board.

20	Banc of California	Annual Proxy Statement	2022

Corporate Governance Matters

Corporate Governance
•Developing and recommending to the Board a set of corporate governance guidelines and other policies and guidelines which the CNG Committee determines necessary and appropriate for adoption by the Company.
•Reviewing and approving any insider or related party transactions (as defined in Item 404 of Regulation S-K), in accordance with the Company’s Related Party Transaction Policy.
•Leading the Board in its annual review of the Board’s performance, and the performance of various Committees of the Board.
•Recommending to the Board the membership and chair of each Board committee.
•Overseeing the areas of director orientation, continuing education and professional development.
•Assisting the Board with senior management succession planning.

CNG Committee Delegation of Authorities
The charter of the CNG Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee as it relates to compensation, other than the ability of the committee to form and delegate authority to subcommittees when appropriate. This includes the delegation of approval of award grants and other transactions and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Committee who are “non-employee directors” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act. For information about the role of the Chief Executive Officer with respect to the CNG Committee see Compensation Discussion and Analysis—Elements of our Compensation Decision Making sections in this proxy statement. None of the Company’s executive officers, including the Chief Executive Officer, has any role in determining the amount of director compensation. Director compensation is determined by the full Board after considering the recommendations of the CNG Committee.
Additionally, the charter of the CNG Committee authorizes the committee to select and retain compensation consultants, legal counsel or other consultants to advise the committee in carrying out its duties. See Compensation Discussion and Analysis—Elements of our Compensation Decision Making sections in this proxy statement.
Compensation Committee Interlocks and Insider Participation
None of the members of the CNG Committee is a current or former officer or employee of the Company or any of its subsidiaries. No executive officer has served as a member of the compensation committee (or other board committee performing equivalent functions) or as a director of any other entity that has an executive officer serving as a member of the CNG Committee or the Company’s Board of Directors.
For information regarding certain indemnification costs paid by the Company on behalf of Mr. Schnel and Mr. Sznewajs, each of whom is a member of the CNG Committee, see Transactions with Related Persons—Other Transactions with Related Persons sections in this proxy statement.
Communications with the Board
Stockholders and other interested parties who wish to communicate with the Board or any specific director, including any committee of the Board, or with the Chair of any committee, may do so by writing to the address or e-mail below to the attention of the Corporate Secretary who will then sort the correspondence to ensure receipt by the appropriate director(s).
Banc of California, Inc.
Attn: Corporate Secretary
3 MacArthur Place
Santa Ana, California 92707
IR@bancofcal.com

21	Banc of California	Annual Proxy Statement	2022

Director Compensation
Overview
The CNG Committee is responsible for the periodic review of compensation paid to directors of the Company and the Bank and recommending changes to the Board, when the CNG Committee deems appropriate.
The existing elements of the Company’s director compensation program are a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Board of the Company or the Bank. In determining the components of non-employee director compensation, the CNG Committee considers the significant amount of time directors expend to fulfill their duties, the skill level required of Board members and the nature of the Company’s business objectives.
The current components of our director compensation program are summarized below. We do not provide non-equity incentive plan awards, deferred compensation, retirement or health plans for non-employee directors.
Current Non-Employee Director Compensation Program
The elements of the current compensation program for non-employee directors of the Company and the Bank are set forth in the table below. The fee amounts reflect a 10% reduction in both cash and equity compensation from 2020 levels approved by the Board effective May 13, 2021.

Schedule of Current Director Fees

Compensation Element	Cash (1)	Equity (2)
Annual Retainer	$63,000	$63,000
	Additional Compensation
Chair of the Board	$33,750	$33,750
Committee Chair
Audit	$7,650	$7,650
ALCO (3)	$5,400	$5,400
Compensation, Nominating and Corporate Governance	$5,400	$5,400
Enterprise Risk	$5,400	$5,400
Non-Chair Committee Member
Audit	$3,825	$3,825
ALCO	$2,700	$2,700
Compensation, Nominating and Corporate Governance	$2,700	$2,700
Enterprise Risk	$2,700	$2,700
(1)    Cash compensation is payable in equal quarterly installments, in advance of each quarter, up to the maximum amount of the specified annual retainer; provided, however, that management is authorized to adjust the amount and timing of cash compensation payments on a case-by-case basis and in management’s sole discretion if the circumstances so warrant (for example, in the event a director’s anticipated term of service remaining is less than a quarter or to ensure each director receives appropriate cash compensation to reflect his or her term of service). No cash retainer will be paid after any termination of service. Additionally, cash compensation is payable with respect to the entire month of service if one day is served by a director during that month, except that a director shall receive pro-rata fees during the first month of service based on the actual date he or she is first appointed or elected as a director. Lastly, if committee composition re-assignments occur after the first day of any quarter, then adjustments to cash payments as a result of committee composition reassignments will go into effect the first day of the following quarter.
(2)    Equity awards are payable in the form of RSU’s that will fully vest on the one-year anniversary of the grant date, subject to acceleration upon a change of control, termination of service due to death or disability or other qualifying termination of service. Equity awards are granted annually, following the Company’s annual meeting of stockholders.
(3)    Mr. Wolff currently serves as ALCO Chair; accordingly, no fee is currently paid for that position.

22	Banc of California	Annual Proxy Statement	2022

Director Compensation
Employee Directors
Directors who are also employees of the Company and/or the Bank receive no compensation for their service as directors. As such, Mr. Wolff, who is President and Chief Executive Officer of the Company and the Bank and a director of the Company and Chairman of the Board of Directors of the Bank, did not receive compensation for his Board service in 2021.
2021 Summary Table of Director Compensation
The following table provides information regarding compensation paid to the non-employee directors of the Company during the year ended December 31, 2021 for their service on the Company Board, Bank Board and all applicable committee assignments. See Summary Compensation Table on page 55 in this proxy statement for information regarding compensation paid to Mr. Wolff in 2021.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)

James A. “Conan” Barker	$73,388	$69,526	$2,117	$145,031
Mary A. Curran	$76,238	$72,236	$2,199	$150,673
Shannon F. Eusey	$14,097	$42,291	$—	$56,388
B.A. Fallon-Walsh	$72,200	$68,411	$2,561	$143,172
Bonnie G. Hill	$75,050	$71,104	$2,165	$148,319
Denis P. Kalscheur	$14,329	$42,996	$—	$57,325
Richard J. Lashley	$77,425	$73,351	$2,233	$153,009
Vania E. Schlogel	$14,329	$42,996	$—	$57,325
Jonah F. Schnel	$72,200	$68,411	$2,341	$142,952
Robert D. Sznewajs	$109,013	$103,277	$3,383	$215,673
Andrew Thau	$72,200	$68,411	$2,082	$142,693
W. Kirk Wycoff	$72,200	$68,411	$2,082	$142,693
(1)Effective October 18, 2021, Ms. Eusey, Mr. Kalscheur, and Ms. Schlogel each became a director of the Company and the Bank and Ms. Fallon-Walsh retired as a director of the Company and the Bank.
(2)Represents the grant date fair value of the stock awards issued during fiscal 2021, determined in accordance with ASC Topic 718. Awards issued during 2021 reflect the equity portion of the annual retainer and the equity portion of additional compensation for service on Board committees, as applicable. The assumptions used in the fair value calculations are included in Note 16 to the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022. The grant date fair value is calculated using the closing market price of the Company’s voting common stock on the business day preceding the grant date, which is then recognized as an expense over the scheduled vesting period of the award.
(3)See the table that immediately follows for the number of stock awards granted to each non-employee director during 2021 and the aggregate number of unvested RSAs, unvested RSUs and options held by each non-employee director as of December 31, 2021.
(4)Amounts reflect cash dividends on RSAs and RSUs paid during 2021.

23	Banc of California	Annual Proxy Statement	2022

Director Compensation
The following table presents: (a) the number of stock awards granted to each non-employee director during 2021 (all of which were in the form of RSUs, except as indicated below), the grant date fair values of which are reflected in the table above; (b) the aggregate number of outstanding unvested RSAs and RSUs held by each non-employee director as of December 31, 2021; and (c) the aggregate number of outstanding options (both vested and unvested) held by each non-employee director at December 31, 2021. The RSUs granted to the non-employee directors during 2021 will vest in full on May 13, 2022.

	Stock Awards in the 2021 Summary Table of Director Compensation Above		Aggregate Awards Outstanding as of December 31, 2021
Name (1)	Number of Stock Awards		Aggregate Number of Unvested RSAs and RSUs Outstanding	Aggregate Number of Options Outstanding

James A. “Conan” Barker	4,054		4,054	—
Mary A. Curran	4,212		4,212	—
Shannon F. Eusey	2,220		2,220	—
B.A. Fallon-Walsh	3,989	(2)	—	—
Bonnie G. Hill	4,146		4,146	—
Denis P. Kalscheur	2,257		2,257	—
Richard J. Lashley	4,277		4,277	—
Vania E. Schlogel	2,257	(3)	2,204	—
Jonah F. Schnel	3,989		3,989	7,452
Robert D. Sznewajs	6,022		6,022	7,452
Andrew Thau	3,989		3,989	—
W. Kirk Wycoff	3,989		3,989	—
(1)     Effective October 18, 2021, Ms. Eusey, Mr. Kalscheur, and Ms. Schlogel each became a director of the Company and the Bank and Ms. Fallon-Walsh retired as a director of the Company and the Bank.
(2) Effective October 18, 2021, Ms. Fallon-Walsh's RSU's immediately vested in connection with her retirement from the Board.
(3) Includes 53 shares of voting common stock that vested immediately upon grant.

24	Banc of California	Annual Proxy Statement	2022

Our Commitment to Corporate Sustainability
The Board and executive team recognize that solid governance, environmental stewardship, and social responsibility are critical to building a healthy and valuable franchise and creating long-term business success.
We are committed to sustainable business practices and have, over time, implemented oversight and processes throughout our operations designed to effectively manage Environmental, Social, and Governance (ESG) matters relevant to our business. Our ESG focus aligns with the principles of the Sustainability Accounting Standards Board (SASB) framework for commercial banks and the areas that we believe matter most to our stakeholders. Through various initiatives, we aim to make a positive impact in our communities, embrace diversity, provide a supportive and inclusive workplace environment, and act in environmentally-conscious ways. For more information, please see the Corporate Social Responsibility Report in the "About Us" section on our website at www.bancofcal.com.

Governance	Environmental Stewardship	Social Responsibility

25	Banc of California	Annual Proxy Statement	2022

Our Commitment to Corporate Sustainability
Governance of ESG
Our business functions drive management accountability for a range of ESG issues and programs designed to strengthen our financial sustainability, drive better business performance, and create long-term value for our stakeholders.
As an overseer of risk and a steward of long-term stockholder value, the Board has the ultimate responsibility for the oversight of the ESG-related risks and opportunities that impact our business.
The CNG Committee provides primary oversight of our ESG initiatives and programs. Our executive team is accountable for our overall ESG strategic performance and manages ESG across our business. Additionally, we launched an ESG Working Group in the fall of 2020 that is comprised of leaders representing a broad cross-section of our business, including risk, finance, legal, credit, human resources, community reinvestment, marketing, facilities and information security teams. This cross-functional group, led by our Legal Department, reports to the CNG Committee and is responsible for our overall ESG program’s strategic development and implementation. Our ESG Working Group meets at least quarterly, and through our General Counsel, provides periodic updates to our CNG Committee.

ESG WORKING GROUP — Comprised of cross-functional leaders across our business
Risk	Finance	Legal
Credit	Human Resources	Community Reinvestment
Marketing	Facilities	Information Security

26	Banc of California	Annual Proxy Statement	2022

Our Commitment to Corporate Sustainability

To oversee ESG matters across the Company,
the Board works closely with each Board committee, the executive team and various management committees with dedicated
ESG-related functions associated with
their respective areas of responsibility.

BOARD OF DIRECTORS
Reviews and oversees ESG matters that impact our business operations, long-term strategy, and financial sustainability
BOARD COMMITTEES
CNG COMMITTEE
AUDIT COMMITTEE
ENTERPRISE RISK COMMITTEE
ALCO COMMITTEE
ESG Working Group
IDEA Committee
CRA Program
Risk Management Committee
MANAGEMENT COMMITTEES

CNG COMMITTEE

Oversees executive compensation programs and policies, including oversight of our ESG program and our human capital management, including corporate culture, diversity initiatives and talent management.
ESG Working Group
Develops and drives the implementation of ESG initiatives to advance sustainability strategies across our business operations.

IDEA Committee
Aims to ensure our workforce represents the diversity of the communities we serve and fosters a culture of Inclusion, Diversity, Engagement and Awareness (IDEA) for team members and clients across our business operations.

AUDIT COMMITTEE

Oversees and monitors internal controls around the accounting and financial reporting process of the Company, the audits of the Company's financial statements, and the effectiveness of corporate governance, including business ethics, the Code of Business Conduct and Ethics, and the Whistleblower Policy.

ENTERPRISE RISK COMMITTEE

Oversees risk management activities, including Enterprise Risk Management framework and associated policies and practices associated with our key ESG-related risks, including systemic risk, business continuity, information security, and data management and privacy.
CRA Program
Reviews the current Community Reinvestment Act (CRA) investment, lending, and service goals and performance, and oversees community development & engagement opportunities.

Enterprise Risk Management Committee
Oversees management's framework to assess, monitor and mitigate risks associated with our business strategy.

ALCO COMMITTEE

Assists the Board in their monitoring and oversight of asset and liability strategies, liquidity, and capital management to maintain compliance with applicable regulatory requirements, as well as manage financial sustainability factors and appropriate balance sheet and earnings risk management.
ESG Linked to Executive Incentive Compensation
In 2021, among other qualitative considerations, the CNG Committee evaluated management’s advancement of ESG goals and initiatives within our business strategy and operations as one factor (among others) in the achievement of 10% of the annual short term incentive plan (STIP) eligible for the executive team. It is the intention of our Board to hold the executive team responsible for the execution of our ESG initiatives and commitments to our employees, clients, stockholders and communities. For more information, please see the Compensation Discussion and Analysis section in this proxy statement.

27	Banc of California	Annual Proxy Statement	2022

Our Commitment to Corporate Sustainability
Responsible Business Practices
We believe that governance and responsible business practices strengthen our long-term success through our commitment to ethics, integrity, and accountability, contributing to a strong foundation for our ESG program. We implement these core values into action through our policies and procedures.

CORE VALUES OF BANC OF CALIFORNIA
Ethics	Integrity	Accountability
ESG PROGRAM

Ethics, Integrity and Accountability
The CNG Committee develops, maintains, and recommends to the Board our Corporate Governance Guidelines to provide a framework for effective governance of the Company and its subsidiaries. We have adopted a Code of Business Conduct and Ethics (Ethics Code) that applies to our Board, officers, and employees. Our Audit Committee has oversight responsibility for monitoring the behavior of our employees in relation to the Ethics Code, as well as the integrity of our financial reporting and the independence and performance of our external auditors. Our Risk Committee oversees different risk categories including credit risk, liquidity risk, market risk, operational risk, compliance risk, legal risk, reputational risk, and strategic risk on a company-wide basis. We are not a politically active organization, and we do not contribute to political campaigns or participate in lobbying efforts.
Our Whistleblower Policy affirms our commitment to being proactive in detecting and preventing violations of law, regulations, and policies and procedures, including but not limited to the principles in our Ethics Code.
For more information on our Ethics Code and Whistleblower Hotline, please see the “Corporate Overview" section on the Company's Investor Relations website at https://investors.bancofcal.com by selecting Governance Documents.
Systemic Risk Management and Business Continuity
The Board, as a whole and through its standing committees, works with the executive team to oversee the Bank’s enterprise risk management framework, incorporating governance and preparedness in areas material to our business operations and financial results such as systemic risk management, business continuity, cybersecurity, and climate-related risks. For more information, please see the Risk Oversight section in this proxy statement.
In order to maintain adequate levels of capital, we continuously assess projected sources and uses of capital to support projected asset growth, operating needs, and credit risk. We consider, among other things, earnings generated from operations and access to capital from financial markets. In addition, we perform capital stress tests on an annual basis to assess the impact of adverse changes in the economy on our capital base. For more information, please see our 2021 Annual Report on Form 10-K.
Incorporation of ESG within Credit Analysis
We aim to manage the risks within our business by incorporating ESG considerations, including climate-related risks, into our processes for managing and governing risk across our financial services and investments. For example, as part of our normal course due diligence, the credit team reviews wildfire and flood zone reports and continues to develop ongoing climate-related risk analysis for environmental events throughout its credit and underwriting processes. The credit team reports its credit risk analysis across our loan portfolio at least quarterly to the management and Risk Committees. For more information, please see our 2021 Annual Report on Form 10-K.

28	Banc of California	Annual Proxy Statement	2022

Our Commitment to Corporate Sustainability
Corporate Governance Framework
Our Board of Directors and management are committed to sound and effective corporate governance practices. We established and utilize a comprehensive corporate governance framework that consists of policies and programs that not only satisfy applicable regulatory requirements but also are intended to build value for the Company’s stockholders.
The key components of our corporate governance framework are reviewed and approved by the Board on a regular basis and are set forth below:

Corporate Governance Guidelines	Related Party Transaction Policy

The Company’s Corporate Governance Guidelines provide a framework for effective governance of the Company and its subsidiaries.
The Company’s Related Party Transaction Policy restricts transactions with related parties by imposing rigorous standards, with the expectation that such transactions will be rare. The policy establishes protocols for prior review of proposed related party transactions and requires that they be in, or not inconsistent with, the best interests of the Company and its stockholders. For more information about this policy, see Transactions with Related Persons - Related Party Transactions Policy section in this proxy statement.

Code of Business Conduct and Ethics	Outside Business Activities Policy

The Company’s Ethics Code applies to all directors, officers and employees of the Company and its subsidiaries. The Ethics Code requires that all employees and directors adhere to high ethical standards and is reviewed by the Board on a regular basis.

The Company’s Outside Business Activities Policy, which supplements the Ethics Code, tightens controls on outside business activities of officers and employees and requires non-employee directors to refrain from engaging in outside business activities that create an actual or apparent conflict of interest. For more information about this policy, see Transactions with Related Persons - Outside Business Activity Policy section in this proxy statement.

Director Stock Ownership Guidelines

The Board has determined that long-term, significant equity ownership by all directors and senior officers is in the best interest of the Company and serves to align the interests of the directors and senior officers with the interests of the Company’s stockholders. To that end, the Board has adopted the following non-employee director stock ownership guidelines and expectations:

•As required by the Company’s Corporate Governance Guidelines, non-employee directors are expected to own stock or stock equivalents with a value equal to five times the then-current annual base cash retainer by the end of the fifth fiscal year following their appointment to the Board. We evaluate stock ownership of our directors annually, on the last day of our fiscal year. As of December 31, 2021, based on the NYSE closing stock price per share of our voting common stock on that day, each of the directors complied with the Stock Ownership Guidelines, giving allowance for the fact that certain directors have served on the Board for less than five years.

•Stock ownership guidelines are also applicable to senior officers as described in more detail below. See Compensation Discussion and Analysis—Stock Ownership Guidelines sections in this proxy statement.

•Directors are expected to be long-term stockholders and to refrain from selling stock other than for legitimate tax, estate planning, or portfolio diversification purposes.
Public Communications Policy	Insider Trading Policy

The Public Communications Policy, overseen by the Audit Committee, allows for more oversight and involvement by the Board and enhances the shared accountability for and the review of all financial related public communications by the Company.

Directors, officers and employees are obligated to comply in all respects with the Ethics Code and the Company’s Insider Trading Policy, as well as all Company black-outs or similar trading restrictions as communicated by the General Counsel.

29	Banc of California	Annual Proxy Statement	2022

Our Commitment to Corporate Sustainability
Corporate Governance Documents
The full texts of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the charters of the Board’s standing committees are publicly available under the "Corporate Overview" section on the Company’s Investor Relations website at https://investors.bancofcal.com by selecting Governance Documents. You may also obtain free copies by contacting the Company at:
Banc of California, Inc.,
Attn: Corporate Secretary
3 MacArthur Place
Santa Ana, California 92707
(855) 361-2262 | IR@bancofcal.com
Evaluating the Board's Effectiveness
The Board and each of its committees (ALCO, Audit, CNG, and Risk) conduct an annual self-assessment aimed at enhancing their effectiveness. As part of the self-assessment process, the Board and committee members provide feedback on a range of topics relevant to the performance and effectiveness of the Board and the applicable committee. In addition, members of the Board participate in a peer evaluation of their fellow directors and provide comments on their own skills and qualifications. The Chair of the Company Board then meets separately with each director to discuss the results of the peer evaluations and individual self-assessments.
The results of the self-assessment process are aggregated and summarized for the Board and for each of the principal standing committees. Comments in the summaries are not attributed to individual Board or committee members to promote candor. The aggregated results and summary of the Board’s self-assessment are presented to each of the principal standing committees and the Board for review and discussion at a full Board meeting, at which time the Board considers what, if any, actions might be implemented to enhance future performance of the Board.
The CNG Committee considers the results of the self-assessment process when it periodically evaluates the size, structure and composition of the Board, as well as the role, composition and allocation of responsibilities among Board committees.
Consideration of Board Diversity
Throughout the director nomination process, the CNG Committee seeks to achieve diversity among the members of Board by selecting director nominees with diverse opinions and perspectives that are representative of our industry. The CNG Committee seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. While not a formal policy, the Company’s director nomination processes calls for the consideration of a range of types of diversity, including but not limited to race, gender, sexual orientation, ethnicity and geography.
The CNG Committee is committed to actively seeking highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experience, to include in the pool from which Board nominees are chosen.
Director Education
In accordance with the Company’s Corporate Governance Guidelines, all directors are expected to comply with the necessary continuing educational requirements which include, but are not limited to: (i) a component covering professional development in corporate governance; and (ii) a component which covers educational development in subject matter areas that are deemed relevant to the Company’s business. In support of continuing education, the Company incurs reasonable expenses to facilitate any mandatory educational and professional development programs or any voluntary programs which the CNG Committee may deem appropriate.
Additionally, our directors participate in compliance training administered by members of our senior management on a variety of subject matters, including but not limited to, industry, regulatory, legal, and governance related topics.

30	Banc of California	Annual Proxy Statement	2022

Our Commitment to Corporate Sustainability
Human Capital and Social Impact
Attracting, Developing and Retaining Talent
We believe that our employees are vital to our success in the banking industry. As a relationship-focused business, the long-term success of our Company is tied to our people.
At Banc of California, our human capital strategy is aligned to our business objectives and focuses on recruiting and retaining talent, encouraging internal mobility, promoting inclusion and diversity, recognizing and rewarding performance, and supporting the health and wellness of our team members. We aim to empower the strengths of our team members and support a high performing culture, always striving to find the right solutions for our clients. Our Board governs our human capital management through its CNG Committee’s quarterly reviews and discussions with our executive team. For more information, please see our 2021 Annual Report on Form 10-K.
Inclusion, Diversity, Engagement, and Awareness (IDEA) Committee
In our recruiting efforts, we strive to have a diverse group of candidates to consider for our roles that reflect the diversity of the communities where we live and work. To that end, we post our open positions to dozens of minority-specific recruiting websites. In addition, we recently formed an employee-led IDEA Committee to bring together voices and ideas to help fuel and foster a culture of openness and inclusion in all that we do. For more information, please see our Corporate Social Responsibility Report available online under the "About Us" section on the Bank's website at www.bancofcal.com.
Supporting Our Communities
We are focused on supporting the communities in which we live and work. Our community support is primarily provided within the framework of our CRA Program. The Risk Committee reviews: the reports of examination of the Bank by regulatory authorities concerning CRA compliance; our annual Community Development/CRA Plan; and CRA-related community relationships and special initiatives, as appropriate. To this end, during 2021, as part of our commitment to CRA, our investments and activities in four key areas have reached:
Our Community Support (2019-2021)

$210m+	$1b+	$360m+	6,400+ hrs
Community Development Investments	Community Development Loans	Small Business CRA Loans in California	Employee Volunteer & Service
No Incorporation by Reference
This proxy statement includes several website addresses or references to additional company reports or resources found on our corporate website. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports or resources, is not part of this proxy statement and is not incorporated by reference in this proxy statement.

31	Banc of California	Annual Proxy Statement	2022

Executive Officers
Designation of Executive Officers
The Board periodically evaluates the persons who are designated as executive officers of the Company. The Company’s executive officers include its Chief Executive Officer and Chief Financial Officer as well as other individuals whom the Board has determined perform a policy-making function or are in charge of a principal business unit, division or function. The Company’s current executive officers are listed below.
Jared M. Wolff, President and Chief Executive Officer

Lynn M. Hopkins Executive Vice President Chief Financial Officer	Diana C. Hanson Senior Vice President Chief Accounting Officer

Ido Dotan Executive Vice President General Counsel and Corporate Secretary	Lynn A. Sullivan Executive Vice President Chief Risk Officer

Robert G. Dyck Executive Vice President Chief Credit Officer

32	Banc of California	Annual Proxy Statement	2022

Executive Officers

Executive Officer Biographies

Jared M. Wolff — See Proposal I—Election of Directors for Mr. Wolff’s biography.

President and Chief Executive Officer Age: 52

Lynn M. Hopkins
—
Ms. Hopkins was appointed Executive Vice President, Chief Financial Officer of the Company and the Bank effective December 9, 2019.
Ms. Hopkins has more than 25 years of experience in the Southern California financial services industry, with Chief Financial Officer roles at both First Choice Bancorp and Commercial Bank of California. Prior to those, Ms. Hopkins spent 15 years at PacWest Bancorp (NASDAQ: PACW), where she served in a number of leadership roles, including Executive Vice President and Chief Accounting Officer from 2014 to 2017, Chief Financial Officer of Pacific Western Bank, the subsidiary bank, from 2002 to 2014, Corporate Secretary from 2009 to 2014, and as a Director of Pacific Western Bank from 2002 to 2006. During her time at PacWest, the company grew from $1 billion to more than $20 billion in assets, partially driven by more than 25 acquisitions. Earlier in her career, Ms. Hopkins held senior finance positions at California Community Bancshares and Western Bancorp. She began her career as a Certified Public Accountant (inactive status) with KPMG in Los Angeles and London.
Ms. Hopkins holds a B.A. in Economics/Business from the University of California, Los Angeles.

Chief Financial Officer Age: 54

33	Banc of California	Annual Proxy Statement	2022

Executive Officers

Ido Dotan
—
Mr. Dotan was appointed Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank effective May 28, 2019.
Mr. Dotan has extensive experience in corporate securities, mergers and acquisitions, and structured finance. Prior to joining the Company, Mr. Dotan served as Executive Vice President, Assistant General Counsel and Corporate Secretary of Carrington Mortgage Holdings, LLC, a holding company whose primary businesses include mortgage servicing and origination, real estate logistics and real estate services. At Carrington, Mr. Dotan oversaw all functions of the legal department, including transactional, regulatory compliance, licensing, litigation and corporate governance matters, among other areas. Prior to working for Carrington, Mr. Dotan served as Chief Legal Officer of Arch Bay Capital, LLC, an asset management firm, where he was responsible for portfolio resolution, litigation and compliance management. Before joining Arch Bay, Mr. Dotan served as Associate General Counsel and then Chief Legal Officer of Thompson National Properties, LLC, a commercial real estate firm and sponsor of a public real estate investment trust. Prior to going in-house, Mr. Dotan was an associate with the law firms of Sullivan & Cromwell LLP and Fried, Frank, Harris, Shriver & Jacobson LLP from 2004 to 2010, where he represented public and private companies and financial institutions in connection with mergers and acquisitions, capital markets, structured finance transactions and corporate governance matters.
Mr. Dotan received his bachelor’s degree in business administration from the University of Southern California, Marshall School of Business and his juris doctorate from the University of Southern California, Gould School of Law. Mr. Dotan is admitted to practice law in California.

General Counsel and Corporate Secretary Age: 42

Robert G. Dyck
—
Mr. Dyck was appointed Executive Vice President, Chief Credit Officer of the Company and the Bank effective January 1, 2020.
Mr. Dyck is responsible for all credit oversight, including portfolio review/maintenance, approval of credits, ongoing portfolio analysis, for the Bank. Mr. Dyck is a highly skilled credit executive with over 40 years of banking experience in the California market. Prior to joining Banc of California, Mr. Dyck spent four years providing consulting services to community banks in the areas of credit training, credit policy, credit culture and portfolio management.
Previously, Mr. Dyck spent 14 years with PacWest Bancorp (NASDAQ: PACW) most recently serving as Executive Vice President, Chief Credit Officer for the Community Banking Division. During his tenure with PacWest, Mr. Dyck oversaw credit diligence for 14 bank acquisitions.
In addition, Mr. Dyck has served as senior credit executive for several community and regional banks where he managed credit training programs and directed loan review departments.
Mr. Dyck received his undergraduate degree in Accounting and Finance and MS in Finance from California State University, Northridge.

Chief Credit Officer Age: 65

34	Banc of California	Annual Proxy Statement	2022

Executive Officers

Diana C. Hanson
—
Ms. Hanson was appointed Senior Vice President, Chief Accounting Officer of the Company and the Bank effective August 16, 2021.
Ms. Hanson has more than 25 years of experience in the financial services and community banking industry. Prior to joining the Company, she served as Senior Vice President and Chief Accounting Officer for First Choice Bancorp from 2019 to 2021. Prior to that, Ms. Hanson was employed by Pacific Western Bank, the subsidiary bank of PacWest Bancorp (NASDAQ: PACW), in a number of finance and accounting leadership roles, including Senior Vice President, Director of Accounting Policy and Senior Vice President, Division Controller and SOX Manager. Earlier in her career, Ms. Hanson held positions at Community Bancorp and Community Bank of Nevada, a subsidiary of Community Bancorp; Bank of Nevada, a subsidiary of Western Alliance Bancorporation; and Bank of America. She began her career as a Certified Public Accountant (status inactive) with Deloitte & Touche in Chicago, Illinois.
Ms. Hanson holds a B.S. in Accounting from Babson College.

Chief Accounting Officer Age: 53

Lynn A. Sullivan
—
Ms. Sullivan was appointed Executive Vice President, Chief Risk Officer of the Company and the Bank effective May 20, 2019.
Ms. Sullivan brings over 20 years of experience in regulatory compliance and risk in the financial services industry. Prior to joining the Company, Ms. Sullivan most recently served as the Global Head of Anti-Money Laundering Policies, Controls and Governance/Administration at Citigroup Inc., a multinational investment bank and financial services corporation. Ms. Sullivan was at Citi from October 2013 to August 2017. In her capacity as Global AML Policy and Controls Head, Ms. Sullivan oversaw global anti-money laundering program strategy, policy, training and control, anti-money laundering compliance testing and enterprise-wide anti-money laundering communications.
Additionally, Ms. Sullivan served as the Chief Compliance Officer at Rabobank, N.A. from 2012 to 2013 and various positions with Union Bank, N.A., culminating as the Chief Compliance Officer.
Ms. Sullivan has a bachelor’s degree in political science from the University of California, Santa Barbara.

Chief Risk Officer Age: 53

35	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
Overview
In this section, we describe the material components of our executive compensation program and the material compensation policy decisions made under those programs in 2021, and the measurable factors we took into consideration in making compensation decisions for our NEOs set forth below, whose compensation earned or paid for in 2021 is set forth in a series of tables following this section.

Our Named Executive Officers for Fiscal Year 2021:		Year Hired:
Jared M. Wolff	President and Chief Executive Officer	2019
Lynn M. Hopkins	Executive Vice President, Chief Financial Officer	2019
Ido Dotan	Executive Vice President, General Counsel and Corporate Secretary	2019
Robert G. Dyck	Executive Vice President, Chief Credit Officer	2019
Lynn A. Sullivan	Executive Vice President, Chief Risk Officer	2019
The discussion below is intended to put into context, within the framework of our overall compensation program, the information detailed in the tables following this section.
2021: Executive Summary | Further Enhancing Franchise Value
Since early 2019, with the appointment of Jared Wolff as our President and CEO, Banc of California has executed on a strategic plan to transform the Company into California’s premier relationship-focused business bank and substantially enhance the value of the franchise in the process.
The strategic plan consisted of a number of initiatives designed to build the foundation of a high-performing financial institution:
•Recruit senior executives and commercial bankers with strong experience and expertise in relationship-oriented business banking;
•Develop a robust deposit gathering engine to consistently generate low-cost deposits;
•Reduce expenses and add operating leverage to the business; and
•Rightsize the balance sheet by shedding non-core assets and optimizing capital.
Once these goals were achieved by the end of 2020, we were able to shift more of our focus to generating profitable growth. Our organic growth is largely driven by full banking relationships that we consistently add with small- and middle-market companies and real estate entrepreneurs that provide high quality lending opportunities that we fund with low-cost deposits.

36	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
Improved Key Performance Indicators
Our success in executing on our strategic plan is reflected in the improvement we have seen across our key performance indicators since the first quarter of 2019:

Key Performance Indicator	4Q21	1Q19	Period Over Period Change

Net Interest Margin	3.28%	2.81%	0.47%
Average Cost of Deposits	0.11%	1.67%	(1.56)%
Spot Cost of Deposits	0.07%	1.63%	(1.56)%
Noninterest Bearing Deposits as a % of Total Deposits	37%	15%	22%
Efficiency Ratio	74.6%	84.0%	(9.4)%
Adjusted Efficiency Ratio(1)	58.1%	73.8%	(15.7)%
CET1 Capital Ratio	11.31%	9.72%	1.59%
(1)See Appendix A for Non-GAAP Reconciliation.
The improvement in our key performance indicators and transformation of our franchise has had the positive impact on stockholder value that we targeted. At the end of the first quarter of 2019, Banc of California had a market capitalization of $697 million. As of December 31, 2021, the Company had a market capitalization of $1.22 billion, which includes approximately $230 million of market capitalization related to the acquisition of Pacific Mercantile Bancorp in October 2021 (PMB Acquisition). Over this time period, more than $500 million of stockholder value has been created, while we also returned $40.4 million of capital to stockholders through our quarterly common stock dividend.
2021 was a tremendous year for Banc of California, in which we substantially grew core earnings, generated significant organic balance sheet growth, completed a highly accretive acquisition to accelerate our growth, and made investments that have further strengthened our franchise and positioned the Company for continued profitable growth in the future.
In 2021, our accomplishments included:
•Significantly increasing the Company’s profitability, generating net income available to common stockholders of $51.0 million and pre-tax, pre-provision income of $89.5 million, an increase of $51.7 million and $45.4 million, respectively, from 2020;
•Improving our return on average assets to 0.75% from 0.16% in 2020, or to 0.85% from 0.43% on an adjusted basis;
•Completing the PMB Acquisition in October 2021, for total purchase consideration of $225.4 million, adding $1.54 billion in total assets, $962.9 million in loans and $1.28 billion in deposits at the acquisition date;
•Completing the system conversion for the PMB Acquisition in November 2021 and putting in place all the necessary measures to achieve our targeted level of 40%+ cost savings;
•Strengthening our business development capabilities, which resulted in total funded loan originations of $1.34 billion in 2021, an increase of $440 million from $902 million in 2020;
•Further reducing our cost of total deposits to a spot rate of 7 basis points at the end of the fourth quarter of 2021, down 22 basis points from the end of the fourth quarter of 2020 while market interest rates remained relatively unchanged;
•Growing noninterest-bearing deposit balances to 37% of total deposits, up from 26% a year earlier;
•Increasing our net interest margin to 3.26%, up 13 basis points from 2020; and
•Maintaining strong asset quality with healthy capital and liquidity positions, which enabled us to redeem our Series D preferred stock in the first quarter of 2021 and further increase net income available to common stockholders.

37	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
Key Performance Metric Trends in 2021
The following charts demonstrate the consistent progress we made in improving key performance metrics throughout 2021:
($ in millions)

(1) Non GAAP measure
(2) Pre-Tax Pre-Provision (PTPP)

38	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
Industry Leading Improvements in Key Performance Metrics
From the first quarter of 2019 through the fourth quarter of 2021, the change in our relative performance in several key metrics was near the top of the industry as compared to major-exchange traded banks nationwide with $3-$50 billion in assets.1

•The increase in our net interest margin of 47 basis points ranked 7th out of 176 institutions.

•The decrease in our average loan yield of 56 basis points ranked 42nd out of 176 institutions.

•The decrease in our cost of deposits of 153 basis points ranked 3rd out of 176 institutions.

(1) Financial data as of December 31, 2021; Source: S&P Global Market Intelligence; publicly available data. Data represents the change in performance from Q1 2019 to Q4 2021.

39	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
Advanced ESG Initiatives
Along with enhancing franchise value and improving our financial performance, we have placed a high priority on developing a corporate culture that is committed to making a positive impact on all of our stakeholders – employees, clients, stockholders, and the communities in which we live and work. Our ESG focus areas align with the principles of the SASB framework for commercial banks and the areas that we believe matter most to our stakeholders. In 2021, we continued to advance our ESG initiatives including:
•Formalizing our ESG oversight through Board and management level committees.
•Linking management's advancement of ESG initiatives, among other qualitative considerations, as a factor in the achievement of the STIP criteria.
•Aligning our human capital strategy to our business objectives to focus on recruiting and retaining talent, encouraging internal mobility, promoting inclusion and diversity, recognizing and rewarding performance, and supporting the health and wellness of our team members.
•Continuing to support the communities in which we live and work.

40	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
Strong Alignment with Stockholders — What We Do and What We Don't Do
The CNG Committee has implemented the following compensation strategies, which the CNG Committee considers to be key elements of our compensation program and reflects best practice:

Strong Alignment with Stockholders—What We Do
✓
Compensation Principles. Our compensation program is guided by our goals to align the interests of our executive officers with our long term strategy and the interests of stockholders in a manner that appropriately considers the safety and soundness of the Bank.

✓
Performance-Based Awards. Our executive compensation practice focuses on performance-based awards that are tied to our strategic initiatives and overall stockholder objectives. Nearly two-thirds of our CEO's pay is at-risk or performance-based pay and 50% of our equity awards are based on three-year performance goals.

✓	Risk Events Are Considered in Pay Decisions. Our CNG Committee annually assesses our executive and broad-based compensation programs to ensure prudent risk management.
✓
Formula-based and objective annual non-equity incentives. Our annual non-equity incentive plan is comprised primarily of formula-based objective measures with payout caps that are focused on improving key franchise metrics such as demand deposit growth and earnings per share.

✓
Recoupment Policy. We have a recoupment policy that provides the Board with the ability to recover or cancel cash incentive compensation and equity awards granted to certain officers if, among other things, the Company is required to restate its financial statements or correct a material error.

✓
Share Ownership Guidelines. We require that our Chief Executive Officer own shares with a market value equal to at least 300 percent of his after-tax base salary and that the other NEOs own shares equal to at least 100 percent of their after-tax base salary. Our executives are expected to achieve the minimum equity investment within three years from the date they first become subject to these guidelines.

✓	Anti-Hedging/Pledging Policy. We have “anti-hedging” and “anti-pledging” policies on Company shares.

Strong Alignment with Stockholders—What We Don’t Do
X	No Tax Gross Ups. Our employment agreements and severance plan do not provide for tax gross-ups in the event of a change of control event.
X	No Repricing or Repurchase of Underwater Equity Awards. We do not permit the repricing or repurchase of underwater stock options or stock appreciation rights without stockholder approval.
X	No Multi-Year Guaranteed Bonuses.
X
No “Single Trigger” Cash Severance Payments on Change in Control in Employment Agreements. Our Executive employment agreements do not have “single-trigger” cash severance payments resulting solely from the occurrence of a change of control.

X
No “Single Trigger” Vesting of Equity Awards Granted under 2018 Omnibus Stock Incentive Plans. All equity awards under the 2018 Omnibus Plan made to employees generally require a “double trigger” (i.e., a termination of employment other than by the Company for cause or by the participant without good reason) before vesting can accelerate following a change in control. For performance-based awards, the 2018 Omnibus Plan provides that, unless the performance award is replaced by a similar award, it will be deemed earned and payable in an amount equal to at least the target level of performance in the event the award vests on an accelerated basis following a change in control.

X
No Dividends on Unvested Shares. Under the 2018 Omnibus Plan, we do not pay any dividends on unvested equity awards, including performance-based equity awards. Dividends may be accumulated and deferred and are only payable at the time such awards vest.

41	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
Compensation Program and Philosophy
Our vision and priorities guide our compensation programs. Our compensation programs are designed to accomplish the following:
•Allow the Company to compete for, hire and retain skilled and talented executives critical to our success, with the capabilities required by the pursuit of our mission, vision, and priorities.
•Incent executives to strike the ideal balance of driving optimal business performance without undue risk-taking by aligning performance with ethical standards, regulatory compliance, budgets, risk management processes and internal controls.
•Reward long-term growth and profitability.
•Encourage and reward for performance aligned with our strategic plan (pay for performance) while striving to ensure that the quality and risk performance is consistent with the risk appetite of the Company.
•Recognize and reward the success of the management team as a whole in managing the Company, and use that overall performance as the basis for determining overall compensation, taking into consideration pertinent economic conditions, interest rate trends and the competitive market environment.
•Recognize and reward individual achievement and contributions consistent with our long-term objectives and core values.
•Align executive compensation with the interests of stockholders. We seek to have the long-term performance of our stock reflected in executive compensation through our equity incentive programs. Our approach to compensating management includes a review of all incentive programs to avoid imprudent risk-taking and to promote safety and soundness. We believe that compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, as we believe that the value of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives.
•Use performance-based compensation where appropriate to link the success of the executive with the success of the Company.

42	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
The charts below illustrate the pay mix for our CEO and other NEOs2. A significant portion of executive pay is at-risk and based on performance.

CEO Total Direct Compensation

Base Salary
31%
Short-Term
Incentive/Cash
39%
At-Risk and
Performance-Based Pay
69%
Long Term Incentive/Equity
30%
Performance Shares
50%
Restricted Stock
50%

Other NEOs Total Direct Compensation

Base Salary
43%
Short-Term
Incentive/Cash
33%
At-Risk and
Performance-Based Pay
57%
Long Term Incentive/Equity
24%
Performance Shares
50%
Restricted Stock
50%

The principal components of our current executive compensation program include the following:

Base Salary	We pay base salaries commensurate with an executive’s position and experience. Subject to the terms of any employment agreement in place, base salaries for our executive officers are generally reviewed annually by the CNG Committee.
Performance-Based Annual Incentive Plan	Reward achievement of pre-defined performance goals that align with our strategic plan and Board approved budget. Executive officers are given the opportunity to earn a target annual cash incentive as a percent of their salary. The CNG Committee has adopted a performance-based annual incentive program, intended to provide payment for achieving key annual performance objectives set by the CNG Committee.
Equity Performance-Based Incentive Awards
Rewards long-term performance and stock price appreciation that aligns our executives' interests with those of our stockholders. We provide performance-based equity to reward executives for achieving our long-term goals intended to increase stockholder value. In general, 50% of the annual long-term incentive awards granted to our NEOs are based on three-year performance goals.
The CNG Committee also considers executive officer performance and recommends equity incentive awards for our Chief Executive Officer based on a variety of factors, in its discretion, and for our other executive officers based on recommendations from the Chief Executive Officer. The CNG Committee’s recommendation and approval by the Board, as applicable, reflect the belief that equity incentives encourage executives to focus on long-term stockholder value creation and foster alignment with our stockholders.

Other Compensation	We provide 401(k) plan, and health, disability, life insurance benefits, change in control severance benefits, as well as other modest benefits.

The foregoing components fit into our overall compensation objectives by allocating between long-term and short-term compensation to ensure adequate base compensation to attract and retain personnel, while providing incentives with an appropriate level of risk to maximize long-term value for our Company and our stockholders. We believe our overall compensation package, including benefits and equity-related awards, is competitive within the marketplace and consistent with the philosophy and objectives of our compensation program.
(2)     The CNG Committee’s philosophy regarding long-term incentive awards includes our practice that 50% of the annual equity award issued to each NEO, other than the Chief Risk Officer, consist of PSUs that vest based on performance.

43	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
Elements of our Compensation Decision Making
The CNG Committee considers information from a variety of sources when reviewing and designing the Company’s compensation program and pay levels. These sources include, but are not limited to, publicly available compensation data regarding executive officers within the industry, the Company’s understanding of compensation arrangements at other financial institutions, Board and management perspectives, feedback from key stakeholders (including common stockholders, holders of our other securities and regulators), and advice from the CNG Committee’s consultants.
CNG Committee's Response to 2021 "Say-on-Pay" Vote. Our last “say-on-pay” vote was held at our 2021 annual meeting of stockholders, during which the stockholders were presented with an opportunity to vote on an advisory, non-binding basis with respect to compensation paid to our NEOs for the year ended December 31, 2020. Approximately 85% of the votes cast voted in favor of the say-on-pay proposal at our 2021 annual meeting of stockholders. During 2021, we continued to review our NEO compensation plan design with the CNG Committee and its independent compensation consulting firm, Meridian Compensation Partners LLC (Meridian). We also continued to encourage engagement from our investors on topics related to long-term stockholder value, including our ESG initiatives and executive compensation matters. For information regarding the say-on-pay vote to be held at this year’s Annual Meeting, see Proposal III - Approval, on an Advisory and Non-Binding Basis, of the Compensation Paid to our NEOs section in this proxy statement.
Role of the Chief Executive Officer. Our Chief Executive Officer typically makes compensation recommendations to the CNG Committee for all executive officers who report to him, who are not present during the deliberations. The CNG Committee makes compensation recommendations to our Board with respect to the Chief Executive Officer, who is not present during the deliberations. The CNG Committee and the Board may accept or adjust such recommendations.
Role of Compensation Consultants. The CNG Committee retains the services of independent consultants to assist the committee with its consideration of the Company’s compensation policies, programs and practices.
The CNG Committee has engaged Meridian to serve as the CNG Committee's independent advisor. During 2021 Meridian reviewed and assisted with incentive compensation program design, CEO pay, and director pay, and provided ongoing information on market trends related to executive and board compensation matters. Meridian attended certain CNG Committee meetings and met with the CNG Committee in executive session. Meridian does not provide any other services to the Company. The CNG Committee evaluated Meridian's independence relative to the standards adopted by the NYSE with regard to compensation advisor independence and determined Meridian was independent and had no conflicts of interest.
Role of Peer Group for 2021 Compensation Decisions
During late 2020, the CNG Committee approved a new compensation peer group with the assistance of Meridian. The peer group was used to benchmark market practices related to executive and board compensation programs and pay levels and to provide guidance in setting 2021 pay opportunities. Meridian used an objective methodology to select commercial banks in the western region of the United States with assets ranging from approximately 1/2 to 2 1/2 times the Company's assets. This methodology resulted in 17 banks with the Company positioned at the 63rd percentile for assets at the time the peer group was approved by the CNG Committee.

Axos Financial, Inc.	Luther Burbank Corporation
Banner Corporation	National Bank Holdings Corporation
Columbia Banking System, Inc.	Pacific Premier Bancorp, Inc.
CVB Financial Corp.	Preferred Bank
First Foundation Inc.	RBB Bancorp
Heritage Commerce Corp.	Sierra Bancorp
Heritage Financial Corporation	TriCo Bancshares
HomeStreet, Inc.	Westamerica Bancorporation
Hope Bancorp, Inc.

44	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
2021 Pay Decisions
In light of the accomplishments and financial performance achieved by management in 2021, the CNG Committee approved payouts that rewarded the executive team for achieving the strategic and financial objectives set by the Board at the beginning of the year.
Below is a summary of the basic pay actions for our NEOs for 2021. This summary is not a substitute for, and does not describe all compensation set forth in the Summary Compensation Table on page 55.

			Equity Incentives

	Base Salary	Actual Cash Incentives(1)	Award Type or Perf. Plan	Grant Date Fair Value or Potential Target Payout		Vesting Period	TOTAL

Jared Wolff	$810,000	$1,012,500	PSU	$405,018	(2)	3 Years	$2,632,536
President and Chief Executive Officer			RSU	$405,018		3 Years
Lynn Hopkins	$446,250	$418,359	PSU	$167,357	(2)	3 Years	$1,199,323
Chief Financial Officer			RSU	$167,357		3 Years
Ido Dotan	$410,800	$256,750	PSU	$123,240	(2)	3 Years	$914,030
General Counsel			RSU	$123,240		3 Years
Robert Dyck	$372,600	$214,245	PSU	$93,163	(2)	3 Years	$773,171
Chief Credit Officer			RSU	$93,163		3 Years
Lynn Sullivan	$412,000	$355,350	RSU	$164,819		3 Years	$932,169
Chief Risk Officer
(1)Represents cash incentives awarded and earned in 2021 and paid in 2022.
(2)For each PSU, the grant date fair value assumes achievement of the target level of performance conditions. The vesting of PSUs is at risk and based on actual performance and can range from 0% or forfeiture to 150% of target award. For additional details, please see the 2021 Grants of Plan-Based Awards table for estimated future payouts.

45	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
Base Salary
The base salaries of our NEOs are determined by the CNG Committee, subject in certain cases to terms set forth in employment agreements or other arrangements, including offers of employment. Of our NEOs, two are currently employed for specified terms pursuant to employment agreements (Mr. Wolff and Ms. Hopkins). Subject to the terms of employment agreements or other arrangements, salaries are reviewed and adjusted at the discretion of the CNG Committee or the Board of Directors. As it relates to the remainder of the NEOs, we follow our standard practice of documenting the duties and responsibilities of the role, and reviewing a market compensation survey periodically, including data and analysis provided by Meridian. The survey report is reviewed by the Chief Executive Officer and the compensation is recommended to the CNG Committee for review and approval for positions other than himself.
The chart below shows the annual rate of base salary for each NEO as of December 31, 2021, 2020, and 2019:

	Annual Rate of Base Salary
	As of December 31, 2019	As of December 31, 2020	As of December 31, 2021	'20 vs '21 % Change

Jared Wolff	$750,000	$750,000	$810,000	8%
President and Chief Executive Officer
Lynn Hopkins	$425,000	$425,000	$446,250	5%
Chief Financial Officer
Ido Dotan	$375,000	$395,000	$410,800	4%
General Counsel
Robert Dyck	$360,000	$360,000	$372,600	4%
Chief Credit Officer
Lynn Sullivan	$400,000	$400,000	$412,000	3%
Chief Risk Officer

46	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
Incentive (Performance) Based Compensation (Annual and Long-Term)
Executive Incentive Compensation Plan. The Company's Executive Incentive Compensation Plan (Executive Incentive Plan) is designed to attract and retain officers and key executives, to motivate participants using performance-related incentives and to provide competitive incentive compensation opportunities. The Executive Incentive Plan defines target incentive opportunities and specific performance goals for the fiscal year that are approved by the CNG Committee at the start of each year.
The Executive Incentive Plan also provides that, unless otherwise determined by the CNG Committee, an award will be forfeited if the applicable executive’s employment does not continue through the date the award is paid. Awards under the Executive Incentive Plan may be paid in cash or Company common stock issued under the Company’s 2018 Omnibus Plan (or any successor plan).
For the performance period of January 1, 2021 to December 31, 2021, each NEO had the opportunity to earn an incentive award between a threshold and maximum amount based on the degree of achievement of the performance goals, or forfeited if threshold performance was not achieved, as reflected in the table below.

	Annual Incentive Opportunity as a % of Salary			Annual Incentive Opportunity in $
Name	Threshold	Target	Maximum	Threshold	Target	Maximum
Jared M. Wolff	50%	100%	150%	$405,000	$810,000	$1,215,000
Lynn M. Hopkins	38%	75%	113%	$167,344	$334,688	$502,031
Ido Dotan	25%	50%	75%	$102,700	$205,400	$308,100
Robert G. Dyck	25%	50%	75%	$93,150	$186,300	$279,450
Lynn A. Sullivan	38%	75%	113%	$154,500	$309,000	$463,500
The CNG Committee recognized the importance of rewarding and incentivizing the executive team for performance that supports our Board approved strategic plan and focuses on financial metrics that drive long-term stockholder value while also being within management's control. The 2021 incentive award was based on the following performance metrics and corresponding weights, which were defined and set in early 2021:
•[25%] Diluted Core Earnings Per Share (net income available to common stockholders, excluding gains/losses on investments in alternative energy partnerships using the hypothetical liquidation at book value (HLBV) method, certain indemnified legal costs and other items at the discretion of the CNG Committee, divided by total average diluted outstanding common shares));
•[20%] Demand Deposit Growth (growth in demand deposit balances during the year ended December 31, 2021);
•[20%] Net Loan Growth (growth in net loans during the year ended December 31, 2021);
•[15%] Non-Performing Assets to Total Loan Ratio (ratio of non-performing assets to total loans and other real estate owned at December 31, 2021); and
•[10%] Adjusted Efficiency Ratio (total noninterest expense less HLBV gains or losses, certain indemnified legal costs and other items at the discretion of the CNG Committee divided by the sum of net interest income and adjusted noninterest income);
•[10%] Qualitative Considerations (represents CNG Committee discretion relative to other, qualitative considerations not reflected in the foregoing performance metrics, including, but not limited to, a holistic performance view, successful preferred stock redemption, forward progress in regulatory matters, ESG initiatives such as the IDEA Committee and other strategic initiatives).
These metrics were selected by the CNG Committee to reward executives for executing on specific strategic initiatives that the CNG Committee and Board believe drive our profitability and long-term stockholder value. In addition to utilizing the performance criteria described above, in order to mitigate risk, the 2021 incentive awards included a gating measure requiring that the Company and the Bank be “well-capitalized” under all regulatory definitions.
The Executive Incentive Plan provides the CNG Committee the authority to adjust incentive compensation up or down in its sole discretion based on any factors it deems relevant in consideration of measuring the performance of the Company’s executives. In addition, the CNG Committee can also exercise negative discretion with respect to any adverse risk or

47	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
regulatory matters. After the end of 2021, the CNG Committee calculated the incentive payouts based on the performance goals as defined at the beginning of the year, with certain metrics adjusted for the PMB Acquisition. The CNG Committee determined the gating measure had been met for the 2021 incentive awards and reviewed performance as calculated below. The CNG Committee evaluated performance relative to the Qualitative Considerations component. Below is a summary of the performance goals at threshold, target and maximum compared to actual achievement (dollars in millions, except per share data):

					Performance Achieved
Performance Objective	Performance Weight	Threshold Performance (Payout at 50% of Target)	Target Performance	Maximum Performance (Payout at 150% of Target)	Actual Achieved	Percentage Achieved	Payout (Weight x Percentage Achieved)

Diluted Core EPS(1)	25%	$1.01	$1.19	$1.37	$1.30	131%	33%
Demand Deposit Growth(2)(3)	20%	$405	$540	$675	$756	150%	30%
Net Loan Growth (3)	20%	$288	$383	$479	$465	143%	29%
NPA/ Loans + OREO (3)	15%	0.82%	0.62%	0.42%	0.49%	133%	20%
Adjusted Efficiency Ratio(1)	10%	66.0%	62.9%	58.0%	62.3%	107%	11%
Qualitative Considerations	10%					100%	10%
Total payout	100%						133%
(1)See Appendix A in this proxy statement for Non-GAAP Reconciliation.
(2)Demand deposits include noninterest-bearing checking and interest-bearing checking.
(3)Performance Objective excludes growth related to the PMB Acquisition in the calculation of Performance Achieved.
As a result of the calculation presented below, the aggregate payout percentage earned under the performance metrics for 2021 was 133%.
•The Company’s performance in diluted core earnings per share exceeded the target level of performance, which had target weighting of 25%. Accordingly, a payout of 131% of the target weighting, or 33%, was earned with respect to that performance objective.
•The Company exceeded the maximum level of performance in demand deposit growth, which had a target weighting of 20%. Accordingly, a payout of 150% of the target weighting, or 30%, was earned with respect to that performance objective.
•The Company exceeded the target level of performance in net loan growth, which had a target weighting of 20%. Accordingly, a payout of 143% of the target weighting, or 29%, was earned with respect to that performance objective.
•The Company exceeded the target level of performance in NPA/Loans + OREO, which had a target weighting of 15%. Accordingly, a payout of 133% of the target weighting, or 20%, was earned with respect to that performance objective.
•The Company's performance in the adjusted efficiency ratio was just above the target level of performance, which had a target weighting of 10%. Accordingly, a payout of 107% of the target weighting, or 11%, was earned with respect to that performance objective.
•For the Qualitative Consideration component, which had a target weighting of 10%, the CNG Committee determined, based on the Company’s overall level of performance during 2021, including successful preferred stock redemption, forward progress in regulatory matters, ESG initiatives and other strategic initiatives that a payout of 100% of the target weighting, or 10%, was earned with respect to that component. In determining the payout for this component, the CNG Committee recognized the significance of the executives' leadership and achievements during 2021, and also considered the broader financial performance of the market and economy and believed that the overall payout result of 100%, was an appropriate level of recognition for the year.

48	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
In recognition of the excellent performance of the Company in 2021, the CNG Committee, after consultation with the CEO, determined to adjust downward the payouts to the NEOs in order to allow for additional bonus funds to be awarded to the non-executive employees of the Bank. Accordingly, the cash incentive amounts awarded for 2021 to the NEOs were as follows:

Officer	Total Cash Incentives Earned	Actual Bonus Paid as Percent of Target
Jared Wolff	$1,012,500	125%
Lynn Hopkins	$418,359	125%
Ido Dotan	$256,750	125%
Robert Dyck	$214,245	115%
Lynn Sullivan	$355,350	115%
Long-Term Incentives. The CNG Committee believes that a significant portion of the NEOs’ target compensation should be in the form of equity-based incentives, which motivates our executives and key employees to drive and create the long-term performance of the Company. These awards are intended to reward performance over a multi-year period, align the interests of our executives with those of stockholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company, and support retention of top performers. Long-term incentive awards are granted under the 2018 Omnibus Plan.
Fiscal Year 2021 Equity Grants. The CNG Committee’s philosophy regarding long-term incentive awards includes our practice that 50% of the annual equity award issued to each NEO, other than the Chief Risk Officer, consist of PSUs that vest based on future performance. The remaining 50% of the award to each NEO other than the Chief Risk Officer consists of RSUs that vest over time. The annual equity award issued to the Chief Risk Officer consisted entirely of RSUs that vest over time; the CNG Committee believed this was appropriate based on the nature of her position, which is focused primarily on risk management rather than financial performance. Equity grants for other NEOs were made on March 9, 2021 as follows:
Of the 2021 annual PSU awards:
•One-half is contingent on the Company’s Core Return on Average Tangible Common Equity for the year ending December 31, 2023 relative to a pre-established target. Core Return on Average Tangible Common Equity is computed by dividing core net income (loss) available to common stockholders, after adjustment for amortization of intangible assets, by average tangible common equity. Core net income (loss) available to common stockholders is net income (loss) available to common stockholders excluding gains/losses on investments in alternative energy partnerships using the HLBV method, certain indemnified legal costs and other items at the discretion of the CNG Committee. Tangible common equity is calculated by subtracting goodwill, other intangible assets, and preferred stock from total equity.
•One-half is contingent on the Company’s Total Shareholder Return over the three-year period ending December 31, 2023 relative to the Keefe, Bruyette & Woods (KBW) Nasdaq Regional Banking Index to a pre-established percentile.

49	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis

	Fiscal Year 2023
	Performance Weight	Threshold Performance (Payout at 50% of Target)	Target Performance	Maximum Performance (Payout at 150% of Target)

Core Return on Average Tangible Common Equity	50%	50%	100%	150%
Relative Total Shareholder Return	50%	50%	100%	150%
Since the PSU awards are not earned until the end of the three year period in 2023, the specific goals for each of the performance measures are not provided at this time but will be disclosed in detail when performance is determined. The CNG Committee approved the goals to ensure that the performance metrics align with the Company's strategic plan and have been set at a target level which is expected to enhance the franchise value of the Company and at a level viewed by the CNG Committee as challenging.
Similar to the 2021 incentive awards under the Executive Incentive Plan, in order to mitigate risk, the 2021 PSUs also contain a gating measure requiring that the Company and the Bank be “well-capitalized” under all regulatory definitions in order for grants to vest.
The following table shows the performance and time-based equity awards that were granted to the NEOs in 2021. The RSUs are scheduled to vest in one-third annual increments beginning on the first anniversary of the grant date. Each PSU award in the following table is scheduled to vest at the end of the three-year period assuming the performance conditions have been met and subject to the NEO's satisfaction of the employment condition.

Name	Grant Date	Type of Award Granted	Grant Date Fair Value

Jared Wolff	3/9/2021	RSU	$405,018
	3/9/2021	PSU	$405,018
Lynn Hopkins	3/9/2021	RSU	$167,357
	3/9/2021	PSU	$167,357
Ido Dotan	3/9/2021	RSU	$123,240
	3/9/2021	PSU	$123,240
Robert Dyck	3/9/2021	RSU	$93,163
	3/9/2021	PSU	$93,163
Lynn Sullivan	3/9/2021	RSU	$164,819
2019-2021 PSU Awards. In 2019, as part of their equity awards granted for that year, each of Mr. Wolff, Mr. Dotan and Mr. Dyck were awarded PSUs that could be earned in one-third annual increments over a three-year period that ended on December 31, 2021 (the 2019 PSUs). The 2019 PSUs earned for Mr. Wolff, Mr. Dotan and Mr. Dyck had grant date fair value of approximately $250,000, $75,000 and $50,000, respectively. On March 1, 2022, the CNG Committee certified the achievement of a portion of the performance goals of the 2019 PSUs as described below, which will vest subject to the executive having remained an employee of the Company as of their respective third anniversary grant dates. None of the other NEOs were awarded the 2019 PSUs.
Performance goals for the 2019 PSU grants were as follows:
•50% was contingent on specified reductions in the gap between the Company’s cost of deposits and the median cost of deposits of the Index Group (all U.S. banks and thrifts with total assets of between $5 billion and $15 billion excluding Puerto Rico as of December 31, 2018), for the fourth quarter of each fiscal year of a three-year period that began on January 1, 2019 and ended on December 31, 2021; and
•50% was contingent on the Company’s core return on average assets relative to a pre-established target for each year of a three-year period that began on January 1, 2019 and ended on December 31, 2021.

50	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
In addition, the 2019 PSUs contained two gating criteria for each year of the three-year performance period to mitigate risk: (i) a requirement that the Company’s ratio of non-performing assets to total loans and other real estate owned be better than the 50th percentile of the Index Group, measured at the end of each year; and (ii) a requirement that the Company and the Bank be “well-capitalized” under all regulatory definitions.
After the end of 2021, the third year of the three-year performance period for the 2019 PSUs, the CNG Committee determined that both gating criteria had been met. Accordingly, as and to the extent indicated in the table below, the CNG Committee determined after the end of 2021 that each of Mr. Wolff, Mr. Dotan and Mr. Dyck was eligible to earn the last one-third portion of the 2019 PSUs, based on the level of achievement of performance goals for 2021 and that such awards will vest at the end of their respective three year time periods:

					Performance Achieved

Performance Objective	Performance Weight	Threshold Performance (Payout at 50% of Target)	Target Performance	Maximum Performance (Payout at 150% of Target)	Actual Achieved	Percentage Achieved	Payout (Weight x Percentage Achieved)

Cost of Deposits Relative to Peer Median(1)	50%	0.14%	0.04%	0%	(0.04)%	150%	75%
Core Return on Average Assets(2)	50%	0.99%	1.05%	1.15%	0.97%	0%	0%
Total payout	100%						75%
(1)Performance levels represent the amount by which the Company’s cost of deposits exceed the Index Group median.
(2)Core Return on Average Assets is defined as Return on Average Assets excluding certain one-time or other non-core income and expense items at the discretion of the CNG committee. See Appendix A in this proxy statement for Non-GAAP Reconciliation.
For 2021, actual performance of 50% of the grant allocated to the cost of deposits metric relative to the Index Group median, was earned at the maximum level of performance (i.e., 150% of Target) for 2021. With respect to core return on average assets, the actual performance was below the threshold performance for 2021, and as a result, none of this portion of the award was earned for 2021. These performance results have been certified by the CNG Committee. Accordingly, Mr. Wolff, Mr. Dotan and Mr. Dyck each earned 75% of the 2019 PSU award eligible to be earned for 2021. Actual vesting of their awards will occur in 2022, on the anniversary of their respective three-year grant dates, subject to the NEO's satisfaction of the employment condition.

51	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
Other Benefits; Compensation Policies and Practices
Equity Grant Policy. The CNG Committee, under delegation from the Board of Directors, administers the 2018 Omnibus Plan and establishes the rules for all awards granted under the plan, including grant guidelines, vesting schedules, and other provisions. The CNG Committee reviews these rules periodically and considers, among other things, the interests of our stockholders, market conditions, information provided by independent advisors, performance objectives, and recommendations made by the Chief Executive Officer.
The CNG Committee reviews the awards granted for all employees. For annual awards granted in 2021, the CNG Committee reviewed the recommendations of the Chief Executive Officer for other executive officers and employees, revised the proposed grants in certain circumstances, and authorized the awards effective as of the date of its approval.
401(k) Plan. We offer a qualified, tax exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code (the 401(k) Plan). All employees who participate in the 401(k) Plan receive matching contributions up to a certain cap, including the NEOs, who receive matching contributions on the same terms and using the same formulas as other participating employees. Participants are also permitted to borrow against their account balance in the 401(k) Plan.
Perquisites and Other Benefits. Our executives are entitled to few benefits that are not otherwise available to all of our employees. During 2021, the limited perquisites that we provided to our NEOs included certain transportation expenses, car allowances, club memberships and life insurance benefits.
Officer Stock Ownership Guidelines. The Board of Directors adopted Stock Ownership Guidelines (Guidelines) for certain senior officers of the Company. The Guidelines require our Chief Executive Officer to own shares equal to at least three times his after-tax base salary and that the other NEOs beneficially own shares equal to at least one times their after-tax base salary. Compliance with the Guidelines is required to be achieved within three years from the date each officer first becomes subject to the Guidelines, provided that the CNG Committee, in its sole discretion, may adjust or modify such achievement date. Annually, on the last day of our fiscal year, we evaluate stock ownership of our executive officers and directors based on the market value of the shares on the vesting date. As of December 31, 2021, each of our NEOs complied with the Guidelines, giving allowance for the fact that they had been executive officers for less than three years. For stock ownership guidelines of non-employee directors. See Our Commitment to Corporate Sustainability – Corporate Governance Framework – Director Stock Ownership Guidelines sections in this proxy statement.
Recoupment Policy. Under Section 304 of the Sarbanes Oxley Act of 2002, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be required to reimburse the Company for: (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document; and (ii) any profits realized from the sale of the Company's securities during that 12-month period.
The Company's Corporate Governance Guidelines include a recoupment policy that provides the Board with the ability to recover or cancel cash incentive compensation and equity awards granted to certain officers, including the NEOs. The Board is committed to strong corporate governance and the integrity of the Company’s financial statements. Under the recoupment policy, if we are required to restate the Company’s financial statements to correct a material error, or if the Board determines that a financial, operational or other performance metric used to determine the grant, vesting, payment or issuance of incentive compensation was calculated incorrectly, the Board will, if it determines in its sole discretion that it is appropriate, feasible and in the best interests of the Company and its stockholders, cause the forfeiture of outstanding incentive compensation awards and/or require reimbursement of all or part of the incentive compensation previously granted, vested, paid or issued, in each case, in the amount by which the incentive compensation exceeded the amount that would have been granted, vested, paid or issued based on the restated financial statements or correctly calculated metric. If an officer has sold or otherwise disposed of any shares received pursuant to an incentive compensation award, to the extent the shares would have been subject to recoupment as described above, the Board may recoup from the officer any pre-tax gain realized from the sale or disposition of the shares.
The policy also provides for recoupment of any pre-tax gain realized from the sale of shares received under an incentive compensation award to the extent the shares would have been subject to recoupment, and for recoupment or forfeiture of awards in such amount as the Board determines from any officer who engages in illegal, fraudulent, or dishonest conduct that has or could materially adversely affect us, or that contributed to the grant, vesting, payment or issuance of incentive compensation to the officer that was greater than what would have been granted, vested, paid or issued in the absence of the misconduct.

52	Banc of California	Annual Proxy Statement	2022

Compensation Discussion and Analysis
Anti-Hedging/Pledging Policy. The Company considers it inappropriate for any director or officer to enter into speculative transactions in the Company’s securities. The Company’s insider trading policy prohibits the purchase or sale, by any director, officer or employee, of puts, calls or other derivative securities based on the Company’s securities or short-selling of the Company’s securities. The policy also prohibits directors, officers and employees from entering into hedging or monetization transactions or similar arrangements with respect to the Company's securities.
Directors, officers, and other employees also may not purchase the Company’s securities on margin, or borrow against any account in which Company securities are held. This prohibition does not apply to a broker-assisted cashless exercise of stock options granted as part of a Company incentive plan. The Company’s Board of Directors has granted Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (collectively, “Patriot Fund II”), which Company director W. Kirk Wycoff controls as managing partner of Patriot Fund II’s general partner, a waiver from this prohibition in order to enable Patriot Fund II to pledge shares of the Company’s common stock it owns, along with other securities it owns, as collateral for a line of credit facility.
Employment Agreements. Our Chief Executive Officer, Mr. Wolff, and Chief Financial Officer, Ms. Hopkins, have employment agreements. No other employee has an employment agreement. Each employment agreement was reviewed by the CNG Committee, who determined that the compensation packages provided under these agreements were fair and reasonable on the basis of the committee’s assessment of comparable compensation opportunities available to the individuals. The specifics of these agreements are described in detail below under Employment Agreements.
Potential Payments Due Upon Termination or a Change in Control. The employment agreements with Mr. Wolff and Ms. Hopkins provide for severance payments and other benefits following certain termination and/or change in control events. Each of Mr. Dotan, Mr. Dyck and Ms. Sullivan participates in the Banc of California, Inc. Executive Change in Control Severance Plan (Severance Plan), which will provide them with severance payments and other benefits if their employment is terminated under specified circumstances following a change in control. Under the terms of respective equity award agreements with our NEOs, the executives are entitled to accelerated vesting of equity awards upon termination of employment under certain circumstances. The specific terms of these arrangements, as well as estimates of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail below under the Potential Payments Upon Termination of Employment or Change in Control section in this proxy statement.
Tax Impact. Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers in excess of $1.0 million per officer in any taxable year, including our Chief Executive Officer, Chief Financial Officer and other NEOs. The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, generally eliminated the performance-based compensation exception under Section 162(m) effective January 1, 2018. As a result, from and after January 1, 2018, compensation awarded in excess of $1.0 million to our NEOs generally is not deductible. While the Company’s ability to deduct compensation paid to our NEOs has been limited, our CNG Committee will—consistent with its past practice—continue to retain flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of many considerations taken into account.

53	Banc of California	Annual Proxy Statement	2022

Report of the CNG Committee
The CNG Committee of the Company’s Board of Directors is comprised of the undersigned directors, each of whom is independent as independence is defined for compensation committee members under the NYSE Listed Company Manual. The CNG Committee’s responsibilities are defined in a written charter adopted by the Board of Directors.
The CNG Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussions, the CNG Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Bonnie G. Hill, Chair
Shannon F. Eusey
Jonah F. Schnel
Robert D. Sznewajs
Andrew Thau
W. Kirk Wycoff

54	Banc of California	Annual Proxy Statement	2022

Summary Compensation Table
The following table sets forth information regarding the compensation paid to or earned by our NEOs for the years ended December 31, 2021, 2020 and 2019. For information regarding the employment agreements between the Company and certain of the NEOs, see Employment Agreements section in this proxy statement.

Name and Principal Position	Year(1)	Salary ($)	Bonus(5) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Jared Wolff	2021	800,000	—	810,036	1,012,500	81,354	2,703,890
President and Chief Executive Officer	2020	750,000	—	761,991	562,500	41,511	2,116,002
	2019	593,750	—	3,500,044	750,000	50,012	4,893,806
Lynn Hopkins	2021	442,708	—	334,714	418,359	33,763	1,229,544
Chief Financial Officer	2020	425,000	—	431,800	239,063	17,920	1,113,783
	2019	26,563	155,000	250,004	—	23	431,590
Ido Dotan	2021	408,167	—	246,480	256,750	9,851	921,248
General Counsel	2020	391,667	—	200,668	148,125	10,255	750,715
	2019	223,958	—	150,008	145,000	136	519,102
Robert Dyck	2021	370,500	—	186,326	214,245	2,600	773,671
Chief Credit Officer	2020	360,000	—	182,882	135,000	1,846	679,728
Lynn Sullivan	2021	410,000	—	164,819	355,350	12,954	943,123
Chief Risk Officer	2020	400,000	—	200,011	225,000	15,405	840,416
	2019	247,222	—	400,000	200,000	52,591	899,813
(1)No compensation information is provided for Mr. Dyck for 2019 as he was not among the Company’s NEOs for 2019.
(2)Represents the grant date fair values of the stock awards granted in that year, calculated under ASC Topic 718. Fair values of stock awards were valued at the closing price of the Company’s voting common stock on the trading day immediately preceding the grant date of the award. For PSUs, the grant date fair value is calculated assuming achievement of the most probable outcome of the performance conditions. The amounts shown do not represent the actual value realized by each NEO. See the PSU award grant date fair value table on the following page for a detailed description. Included in the 2019 amounts for Mr. Wolff and Ms. Hopkins are $3.0 million and $250 thousand that represent inducement awards.
(3)For 2021, 2020, and 2019, represents payouts of short-term incentive awards earned under the Executive Incentive Plan and paid in 2022, 2021, and 2020, respectively. The payouts for 2019 to Ms. Sullivan and Mr. Dotan, each of whom joined the Company in May 2019, were prorated.
(4)See the All Other Compensation table for the year ended December 31, 2021, 2020 and 2019 below.
(5)Represents a sign-on bonus, contingent on 30 days of continuous employment, awarded in 2019 per Ms. Hopkins’ employment agreement and paid in 2020.

55	Banc of California	Annual Proxy Statement	2022

Summary Compensation Table
The following table sets forth the grant date fair value of RSAs and stock units granted to the NEOs during the year ended December 31, 2021. For PSUs, both the grant date fair value assuming achievement of the most probable outcome of the performance conditions (which is the amount set forth in column of the Summary Compensation Table titled Stock Awards), and the grant date fair value assuming the maximum award amount is achieved are presented. See 2021 Grants of Plan Based Awards table and the Compensation Discussion and Analysis sections in this proxy statement for details regarding the awards.

			Grant Date Fair Value

Name		Type of Award Granted (1)	Assuming Most Probable Outcome is Achieved	Assuming Maximum Value is Achieved
Jared Wolff	3/9/2021	PSU	$405,018	$506,272
	3/9/2021	RSU	$405,018	$405,018
Lynn Hopkins	3/9/2021	PSU	$167,357	$209,196
	3/9/2021	RSU	$167,357	$167,357
Ido Dotan	3/9/2021	PSU	$123,240	$154,055
	3/9/2021	RSU	$123,240	$123,240
Robert Dyck	3/9/2021	PSU	$93,163	$116,459
	3/9/2021	RSU	$93,163	$93,163
Lynn Sullivan	3/9/2021	RSU	$164,819	$164,819
(1)For purposes of this table, PSU refers to stock units subject to performance measures based on the Company’s core return on average tangible common equity and the Company's total shareholder return relative to the KBW regional bank index over a predetermined measurement period. See Compensation Discussion and Analysis – Long-Term Incentives – Fiscal Year 2021 Annual Equity Awards for more information regarding the performance measures associated with these awards.
The following table summarizes “All Other Compensation” paid to or earned by the NEOs for the years ended December 31, 2021, 2020 and 2019 as included in the Summary Compensation Table.

Name	Year(1)	401(k) Match	Dividends on Stock Awards	Other Fringe Benefit(2)		Total

Jared Wolff	2021	$11,600	$46,765	$22,989	(3)	$81,354
	2020	$11,400	$9,518	$20,593	(3)	$41,511
	2019	$8,002	$—	$42,010	(3)	$50,012
Lynn Hopkins	2021	$11,600	$3,583	$18,580	(4)	$33,763
	2020	$1,132	$1,237	$15,552	(4)	$17,920
	2019	$—	$—	$23	(4)	$23
Ido Dotan	2021	$9,217	$387	$248		$9,851
	2020	$9,583	$432	$240		$10,255
	2019	$—	$—	$136		$136
Robert Dyck	2021	$—	$877	$1,723		$2,600
	2020	$—	$262	$1,584		$1,846
Lynn Sullivan	2021	$11,600	$783	$571		$12,954
	2020	$11,400	$3,453	$552		$15,405
	2019	$4,667	$—	$47,924	(5)	$52,591
(1)No compensation information is provided for Mr. Dyck for 2019 as he was not among the Company’s NEOs for 2019.
(2)Represents certain amounts paid by the Company for life insurance premiums, transportation, club memberships, consulting fees and relocation reimbursement.
(3)Includes life insurance premiums, transportation and club memberships of $581, $1,283, and $21,125 paid during 2021, $552, $2,166, and $17,875 paid during 2020 and $293, $25,717, and $16,000 paid during 2019, respectively.
(4)Includes life insurance premiums and car allowance of $575 and $18,005 paid during 2021, $552 and $15,000 paid during 2020 and $23 and $0 paid during 2019, respectively.
(5)Includes consulting fees of $47,625 paid during 2019, prior to becoming employed by the Company.

56	Banc of California	Annual Proxy Statement	2022

Chief Executive Officer Pay Ratio
The Company believes executive pay should be aligned with our employees to create stockholder value. Annually, the CNG Committee reviews the amounts paid to our Chief Executive Officer (CEO) as compared to amounts paid to all employees. Set forth below is the annual total compensation of our median employee, the annual total compensation of our CEO, Mr. Wolff, and the ratio of those two amounts:
•The 2021 annual total compensation of the median employee of the Company (other than our CEO) was $101,223;
•The 2021 annual total compensation of Mr. Wolff was $2,703,890; and
•For 2021, the ratio of the annual total compensation of Mr. Wolff to the median annual total compensation of all our employees was 27:1.
Our CEO-to-median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K promulgated by the SEC. The rules for determining the pay ratio based on the median employee's annual total compensation allow companies to utilize different methodologies that reflect their employment and compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio. To determine the median employee, we
•examined actual 2021 earnings from payroll records;
•annualized the regular pay to equal a twelve-month period for employees who joined the Company during 2021;
•excluded employees who separated in 2021 such that only active employees at December 31, 2021 were considered; and
•excluded the CEO and employees with no 2021 regular earnings.
The results were sorted from lowest total compensation to highest total compensation to determine the median employee. The Company calculated the 2021 annual total compensation for both our median employee and our CEO using the same methodology that the Company used to calculate the CEO's annual total compensation for the Summary Compensation Table in this proxy statement and as further described below as applicable:
•We annualized regular pay to equal a twelve-month period; and
•We annualized all other compensation to equal a twelve-month period.
The CEO's total compensation is divided by the total compensation of the median employee to determine the CEO pay ratio.

57	Banc of California	Annual Proxy Statement	2022

2021 Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of incentive plan-based awards to the NEOs for 2021.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Stock Option Awards (2)
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	($)
Jared Wolff	3/9/2021		$405,000	$810,000	$1,215,000	—	—	—	—	$—
	3/9/2021	(3)	$—	$—	$—	9,736	19,472	29,208	—	$405,018
	3/9/2021	(4)	$—	$—	$—	—	—	—	19,472	$405,018
Lynn Hopkins	3/9/2021		$167,344	$334,688	$502,031	—	—	—	—	$—
	3/9/2021	(3)	$—	$—	$—	4,023	8,046	12,069	—	$167,357
	3/9/2021	(4)	$—	$—	$—	—	—	—	8,046	$167,357
Ido Dotan	3/9/2021		$102,700	$205,400	$308,100	—	—	—	—	$—
	3/9/2021	(3)	$—	$—	$—	2,963	5,925	8,888	—	$123,240
	3/9/2021	(4)	$—	$—	$—	—	—	—	5,925	$123,240
Robert Dyck	3/9/2021		$93,150	$186,300	$279,450	—	—	—	—	$—
	3/9/2021	(3)	$—	$—	$—	2,240	4,479	6,719	—	$93,163
	3/9/2021	(4)	$—	$—	$—	—	—	—	4,479	$93,163
Lynn Sullivan	3/9/2021		$154,500	$309,000	$463,500	—	—	—	—	$—
	3/9/2021	(4)	$—	$—	$—	—	—	—	7,924	$164,819
(1) Represents the threshold, target and maximum amounts payable pursuant to each respective NEO’s non-equity incentive award opportunity for 2021 under the Company’s Executive Incentive Plan.
(2) Represents the grant date fair values of the awards under ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 16 of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022. For PSUs, the grant date fair value is calculated assuming achievement of the most probable outcome of the performance conditions.
(3) Represents PSUs that will vest over a three-year period subject to satisfaction of performance criteria based on the Company’s core return on average tangible common equity and the Company's total shareholder return relative to the KBW regional bank index. See the discussion within the Compensation Discussion and Analysis section of this proxy statement for further detail.
(4) Represents RSUs that will vest in one-third annual increments beginning March 9, 2022.

58	Banc of California	Annual Proxy Statement	2022

Outstanding Equity Awards at December 31, 2021
The following table provides information regarding unvested RSAs, unvested RSUs and unvested PSUs held by the NEOs as of December 31, 2021. For the PSUs, the number of shares reported in the table below assumes achievement of the target level performance conditions for each NEO.

				Stock Awards		Equity Incentive Plan Awards
Name	Grant Date		Vesting Period(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Jared Wolff	3/19/2019		4 Years	67,797	1,330,177	—	—
	4/29/2019		3 Years	5,760	113,011	—	—
	4/29/2019	(4)	3 Years	—	—	14,398	282,489
	3/2/2020		4 Years	18,346	359,949	—	—
	3/2/2020	(4)	3 Years	—	—	24,462	479,944
	3/9/2021		3 Years	19,472	382,041	—	—
	3/9/2021	(4)	3 Years	—	—	19,472	382,041
Lynn Hopkins	12/9/2019		3 Years	5,154	101,121	—	—
	3/2/2020		3 Years	9,242	181,328	—	—
	3/2/2020	(4)	3 Years	—	—	13,862	271,972
	3/9/2021		3 Years	8,046	157,863	—	—
	3/9/2021	(4)	3 Years	—	—	8,046	157,863
Ido Dotan	6/12/2019		3 Years	1,799	35,296	—	—
	6/12/2019	(4)	3 Years	—	—	4,497	88,231
	3/2/2020		4 Years	4,831	94,784	—	—
	3/2/2020	(4)	3 Years	—	—	6,442	126,392
	3/9/2021		3 Years	5,925	116,249	—	—
	3/9/2021	(4)	3 Years	—	—	5,925	116,249
Robert Dyck	9/10/2019		3 Years	1,094	21,464	—	—
	9/10/2019	(4)	3 Years	—	—	2,736	53,680
	3/2/2020		4 Years	4,403	86,387	—	—
	3/2/2020	(4)	3 Years	—	—	5,871	115,189
	3/9/2021		3 Years	4,479	87,878	—	—
	3/9/2021	(4)	3 Years	—	—	4,479	87,878
Lynn Sullivan	3/2/2020		4 Years	9,785	191,982	—	—
	3/9/2021		3 Years	7,924	155,469	—	—
(1)    RSA and RSU awards begin to vest one year after the grant date, and vest in substantially equal installments over the vesting period.
(2)    Market value is based on the December 31, 2021 closing price of our voting common stock on the NYSE of $19.62.
(3)    Represents the number of shares issuable, assuming achievement of the target level performance conditions associated with each PSU.
(4)    Represents PSUs that will vest over a three-year period to the extent gating and performance criteria are met.

59	Banc of California	Annual Proxy Statement	2022

Stock Awards Vested
The following table provides information regarding RSAs, RSUs and PSUs held by the NEOs that vested during the year ended December 31, 2021. No NEO has been awarded any stock options, and no stock options were exercised during the year ended December 31, 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(2)

Jared Wolff	114,882	(3)	$2,243,392
Lynn Hopkins	9,774		$194,592
Ido Dotan	3,410		$64,041
Robert Dyck	2,562		$47,404
Lynn Sullivan	17,651		$326,976
(1)    Amounts do not take into account any shares withheld by the Company to satisfy employee income taxes.
(2)    Represents the value realized upon vesting of the RSAs, RSUs and PSUs during 2021 for each NEO, based on the market value of the shares on the vesting date.
(3)    Includes 69,109 PSUs that were awarded to Mr. Wolff as part of the CEO Inducement PSU Award achieved in 2020 and earned and vested in full in February 2021.

60	Banc of California	Annual Proxy Statement	2022

Employment Agreements
Our Chief Executive Officer, Mr. Wolff, and our Chief Financial Officer, Ms. Hopkins, have employment agreements with us. Each of our other NEOs are “at will” employees, with base salary and potential annual incentive opportunities negotiated at the time of hire pursuant to offer letters or otherwise approved by the CNG Committee or as part of our compensation policies.
For information regarding potential payments to the NEOs upon termination of employment or a change in control, see Potential Payments Upon Termination of Employment or Change in Control section in this proxy statement.
Employment Agreement with Mr. Wolff. On February 7, 2022, we entered into an amended and restated employment agreement with Mr. Wolff, pursuant to which Mr. Wolff serves as President and Chief Executive Officer of the Company and the Bank. The material terms of Mr. Wolff’s amended and restated employment agreement are described in the table below:

Wolff Employment Agreement
Name	Annual Base Salary	Term of Agreement			Bonus	Long-Term Equity Incentive Awards
		Effective Date	End Date	Renewal Option	Annual Bonus

Jared Wolff	$875,000 through February 28, 2023 (increased from $810,000 prior to Effective Date);

After February 28, 2023, salary will be determined by the CNG Committee but may not be reduced without Mr. Wolff's written consent.	3/1/22	2/28/25	Automatic renewal for one-year period beginning March 1, 2025 and on each anniversary of that date, unless notice of non-renewal is provided by either party. Agreement may not be extended beyond February 28, 2027 except by written agreement of the parties.	Eligible for annual cash bonus, targeted at 100% of annual base salary. The actual bonus earned may be between 0% and 150% of target bonus.	Long-term equity incentive awards expected to be based on annual target grant amount equal to 110% of annual base salary (increased from 100% of annual base salary prior to Effective Date).

Original employment agreement (entered into on March 4, 2019) also provided for inducement awards consisting of (i) $2 million of RSAs vesting ratably over a four-year period beginning one year after the grant date, subject to continued employment, and (ii) $1 million of PSUs, which have vested in full.
Employment Agreement with Ms. Hopkins. On November 13, 2019, we entered into an employment agreement with Ms. Hopkins, pursuant to which Ms. Hopkins serves as Executive Vice President and Chief Financial Officer of the Company and the Bank. The material terms of Ms. Hopkins’ employment agreement are described in the table below:

Hopkins Employment Agreement
Name	Annual Base Salary	Term of Agreement			Bonus	Long-Term Equity Incentive Awards
		Effective Date	End Date	Renewal Option	Annual Bonus

Lynn Hopkins	$425,000 through February 28, 2021; After February 28, 2021, salary will be determined by the CNG Committee.	12/9/2019	12/31/22	Automatic renewal for one- year period beginning December 31, 2022 and on each anniversary of that date, unless notice of non-renewal is provided by either party. Agreement may not be extended beyond December 31, 2026.	Eligible for annual bonus, targeted at 75% of base salary. The actual bonus may be higher or lower, depending on achievement of short-term incentive goals.

Cash sign-on bonus of up to $155,000, subject to continuous employment for 30 consecutive calendar days after Effective Date.	$250,000 of RSUs that will vest ratably over a three- year period beginning on the first anniversary of the Effective Date, subject to continued employment.

Upon 2020 budget approval, $212,500 of RSUs that will vest ratably over a three-year period and $212,500 of PSUs with a three-year cliff vesting.

61	Banc of California	Annual Proxy Statement	2022

Summary of Benefits and Potential Payments Upon Termination of Employment or Change of Control
As discussed above, we have employment agreements with Mr. Wolff and Ms. Hopkins but do not have employment agreements with our other NEOs (Mr. Dotan, Mr. Dyck and Ms. Sullivan). The employment agreements with Mr. Wolff and Ms. Hopkins provide for severance payments and other benefits following certain termination and/or change in control events. Payment of any such benefits is contingent upon a variety of factors, including the circumstances under which employment is terminated and approval of certain payments by the CNG Committee.
Each of Mr. Dotan, Mr. Dyck and Ms. Sullivan participates in the Severance Plan. The Severance Plan provides that if, within 12 months following a change in control, the executive’s employment is terminated by us, other than for cause, or by the executive for good reason (as such terms are defined in the Severance Plan), the executive will receive a cash severance payment and continuation of health benefits as indicated in the chart below.
Under the terms of respective equity award agreements with our NEOs, the executives are entitled to accelerated vesting of equity awards after termination of employment following a change in control, with PSUs vesting based on the greater of target performance or actual performance (if measurable), and subject to a pro-rata calculation, as applicable.
The following chart summarizes the payments and other benefits that each of our NEOs could have received in connection with certain employment termination scenarios based on the applicable employment agreements, Severance Plan and/or award agreements.

Summary of Benefits and Payments Upon Involuntary Termination of Employment without Cause or Voluntary Termination of Employment for Good Reason(1)
	Severance Payments		Acceleration of Equity Awards
Name and Triggering Event	Base Salary Multiple	Bonus Multiple	RSA or RSU	PSU	Health Benefits	Non-Solicitation Restrictions

Jared Wolff
Termination	X 1	X 0.5	(2)	(2)	12 months	24 months
Termination - Change in Control	X 3	X 3			18 months	24 months
Lynn Hopkins
Termination	X 1	X 0.5	(2)	(2)	—	24 months
Termination - Change in Control	X 2	X 2			18 months	24 months
Ido Dotan
Termination	—	—	—	—	—	—
Termination - Change in Control	X 1.5	X 1.5			18 months	—
Robert Dyck
Termination	—	—	—	—	—	—
Termination - Change in Control	X 1.5	X 1.5			18 months	—
Lynn Sullivan
Termination	—	—	—	—	—	—
Termination - Change in Control	X 1.5	X 1.5			18 months	—
(1)    Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change in control.
(2)    Per the terms of Mr. Wolff’s and Ms. Hopkins’ employment agreements, acceleration of vesting under this scenario is limited to their inducement equity awards.

62	Banc of California	Annual Proxy Statement	2022

Summary of Benefits
Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2021
The following table shows the approximate value of the payments and benefits each of our NEOs would have been entitled to receive had their employment been terminated or had a change in control occurred on December 31, 2021. The table excludes: (i) amounts accrued through December 31, 2021 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts; (ii) vested account balances under the Company’s 401(k) plan; and (iii) already vested equity awards. The table also excludes the effect of any cutback required under the executive’s employment agreement, if any, to avoid having any portion of the executive’s payments or benefits being non-deductible by the Company under Section 280G of the Internal Revenue Code and the imposition of an excise tax on the executive under Section 4999 of the Internal Revenue Code. Accordingly, the amounts presented in the table have not been reduced by an amount necessary to avoid the payment of such excise taxes and, therefore, the actual payout amounts may be lower than the amounts presented in the table. In addition, the amounts in the table below assume that, for PSUs held by each NEO, such PSUs vest based on target payouts after termination of employment relating to (i) a change in control or (ii) due to death or disability. The amounts shown are merely estimates of the amounts that would be paid upon termination, each in accordance with the respective employment agreements or other compensation arrangements for each NEO (or the awards that would vest based on the equity agreements). The actual amounts to be paid (or the value of the awards that will vest) can only be determined at the time of termination of employment.

	Severance Payments				Acceleration of
Name/Triggering Event	Base Salary Multiple		Bonus Equivalent		RSAs and RSUs(1)	PSUs(2)	Health Benefits		Total

Jared Wolff
Termination for cause/voluntary termination without good reason	$—		$—		$—	$—	$—		$—
Involuntary termination without cause/voluntary termination with good reason	810,000	(3)	405,000	(3)	1,330,177	—	34,292	(5)	2,579,469
After change in control, involuntary termination without cause/voluntary termination with good reason	2,430,000	(3)	2,430,000	(3)	2,185,178	1,144,474	51,438	(5)	8,241,090
Change in control, but no termination of employment occurs	—		—		—	—	—		—
Death or Disability	—		—		2,185,178	1,144,474	250,000	(6)	3,579,652
Lynn Hopkins
Termination for cause/voluntary termination without good reason	—		—		—	—	—		—
Involuntary termination without cause/voluntary termination with good reason	446,250	(4)	167,344	(4)	101,121	—	—		714,715
After change in control, involuntary termination without cause/voluntary termination with good reason	892,500	(4)	669,375	(4)	440,312	429,835	51,438	(5)	2,483,460
Change in control, but no termination of employment occurs	—		—		—	—	—		—
Death or Disability	—				440,312	429,835	250,000	(6)	1,120,147
Ido Dotan
Termination for cause/voluntary termination without good reason	—		—		—	—	—		—
Involuntary termination without cause/voluntary termination with good reason	—		—		—	—	—		—
After change in control, involuntary termination without cause/voluntary termination with good reason	616,200		308,100		246,329	330,872	51,438	(5)	1,552,939
Change in control, but no termination of employment occurs	—		—		—	—	—		—
Death or Disability	—		—		246,329	330,872	250,000	(6)	827,201

63	Banc of California	Annual Proxy Statement	2022

Summary of Benefits

Robert Dyck
Termination for cause/voluntary termination without good reason	—	—	—	—	—		—
Involuntary termination without cause/voluntary termination with good reason	—	—	—	—	—		—
After change in control, involuntary termination without cause/voluntary termination with good reason	558,900	279,450	195,729	256,747	—		1,290,826
Change in control, but no termination of employment occurs	—	—	—	—	—		—
Death or Disability	—	—	195,729	256,747	250,000	(6)	702,476
Lynn Sullivan
Termination for cause/voluntary termination without good reason	—	—	—	—	—		—
Involuntary termination without cause/voluntary termination with good reason	—	—	—	—	—		—
After change in control, involuntary termination without cause/voluntary termination with good reason	618,000	463,500	347,451	—	41,882	(5)	1,470,833
Change in control, but no termination of employment occurs	—	—	—	—	—		—
Death or Disability	—	—	347,451	—	250,000	(6)	597,451
(1)For RSAs and RSUs, the amount shown represents the fair market value of the acceleration of vesting of the unvested awards based on the closing price per share of the Company’s voting common stock on December 31, 2021 of $19.62. For information about the unvested awards, see Outstanding Equity Awards at December 31, 2021 section in this proxy statement.
(2)For PSUs, the acceleration of unvested shares assumes PSUs vest pro-rata based on target payouts after termination of employment relating to a change in control. For information about the unvested awards, see Outstanding Equity Awards at December 31, 2021 section in this proxy statement.
(3)Represents the amount that would be paid to Mr. Wolff in cash pursuant to his employment agreement following the termination of his employment in a lump sum on the first payroll date after 60 calendar days have passed from the termination event.
(4)Represents the amount that would be paid to Ms. Hopkins in cash pursuant to her employment agreement following the termination of her employment in a lump sum on the first payroll period after 60 calendar days have passed from the termination event.
(5)Represents the COBRA premium amount that would be paid to NEO's with the exception of Mr. Dyck, who was not a health plan participant as of December 31, 2021, therefore no amount would be paid under the Severance Plan.
(6)Death benefit paid by the carrier.

64	Banc of California	Annual Proxy Statement	2022

Report of the Audit Committee
The following Report of the Audit Committee (Report) of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.
The Audit Committee of the Company’s Board of Directors is comprised of the undersigned directors, each of whom is independent as independence is defined for audit committee members under the NYSE Listed Company Manual. The Audit Committee’s responsibilities are defined in a written charter adopted by the Board of Directors.
Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon, and annually attesting to management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The members of the Audit Committee are responsible for monitoring and overseeing these processes.
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2021, with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2021. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Finally, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP their independence. Based upon the review and discussions described in this report, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
AUDIT COMMITTEE
Richard J. Lashley, Chair
James A. “Conan” Barker
Mary A. Curran
Denis P. Kalscheur
Vania E. Schlogel
Robert D. Sznewajs

65	Banc of California	Annual Proxy Statement	2022

Proposal II
Ratification of the Selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2022
The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, subject to ratification by the Company’s stockholders at the Annual Meeting. Ernst & Young LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2021, 2020 and 2019. Representatives of Ernst & Young LLP have been invited to be present at the Annual Meeting, and it is expected that they will attend. If present, the representatives from Ernst & Young LLP will have an opportunity to make a statement if they so choose, and will be available to respond to appropriate questions from stockholders.
If the stockholders do not ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, the Audit Committee will reconsider whether to engage Ernst & Young LLP, but may ultimately determine to continue the engagement of Ernst & Young LLP or engage another audit firm without resubmitting the matter to stockholders.
Even if the selection of Ernst & Young LLP is ratified by the stockholders at the Annual Meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year, although it has no current intention to do so.

The Board of Directors recommends that stockholders vote
“FOR” Proposal II to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

66	Banc of California	Annual Proxy Statement	2022

Proposal II
Fees Paid to Independent Registered Public Accounting Firms During the Years Ended December 31, 2021 and 2020
Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent registered public accounting firm for all audit and permissible non-audit services to be provided by the independent registered public accounting firm and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent registered public accounting firm to render permissible non-audit services to the Company, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies. During the years ended December 31, 2021 and 2020, the Audit Committee pre-approved all the services provided by Ernst & Young LLP. The Audit Committee considered the provision of these services by Ernst & Young LLP and determined that such services are compatible with maintaining Ernst & Young LLP’s independence.
For the years ended December 31, 2021 and 2020, Ernst & Young LLP provided services to the Company, as follows:

	Year Ended December 31,
	2021	2020

Audit Fees (1)	$1,979,978	$1,922,584
Audit Related Fees (2)	$25,000	$287,815
Tax Fees (3)	$185,216	$75,981
TOTAL	$2,190,194	$2,286,380
(1)    For the audit of the Company’s consolidated annual financial statements and internal control over financial reporting and for the reviews of the Company’s consolidated interim financial statements. Also includes certain reports related to compliance audits.
(2)    For services relating due diligence in connection with acquisitions in 2021 and to the Company's 2020 debt offering.
(3)    Tax fees include corporate tax compliance, planning and advisory services. Tax compliance and preparation fees totaled $87,215 and $75,981, for 2021 and 2020, respectively.

67	Banc of California	Annual Proxy Statement	2022

Proposal III
Approval, on an Advisory and Non-Binding Basis, of the Compensation Paid to our NEOs
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) and the SEC’s implementing rules, we are including in this proxy statement and will present at the Annual Meeting an advisory (non-binding) proposal on executive compensation, commonly known as a “Say-on-Pay” proposal. This proposal gives stockholders the opportunity to endorse or not endorse the compensation paid to our NEOs during the year ended December 31, 2021, as disclosed in this proxy statement.
The Dodd-Frank Act and the SEC's implementing rules require that we include a Say-on-Pay vote in our annual meeting proxy statement at least once every three years, and that at least once every six years we hold a non-binding, advisory vote on the frequency of future Say-on-Pay votes (commonly referred to as a “Say-on-Frequency" vote), with stockholders having the choice of every year, every two years or every three years. We last held a Say-on-Frequency vote at our 2019 annual meeting of stockholders, and the most votes were received for a frequency of every year. Our Board of Directors determined, in light of those results, that we will include a Say-on-Pay vote in our annual meeting proxy materials every year until the next required Say-on-Frequency vote is held (in 2025).
The Say-on-Pay proposal at our 2021 annual meeting of stockholders gave stockholders an opportunity to vote on an advisory, non-binding basis with respect to compensation paid to our Named Executive Officers for the year ended December 31, 2020. Approximately 85% of the votes cast voted in favor of the Say-on-Pay proposal at our 2021 annual meeting.
For the Annual Meeting, the advisory non-binding Say-on-Pay vote will be presented as a resolution in substantially the following form:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.
We believe that our executive compensation is strongly aligned with the long-term interests of our stockholders and is focused on long term strategies to build stockholder value.
Since your vote is advisory, it will not be binding on our Board. However, the CNG Committee and the Board values your opinion and may take into account the outcome of the vote when considering future executive compensation arrangements.
Vote Required. The affirmative vote of a majority of the votes cast on the proposal is required to approve this proposal on an advisory, non-binding basis.

The Board of Directors recommends that stockholders vote "FOR" Proposal III.

68	Banc of California	Annual Proxy Statement	2022

Transactions with Related Persons
General
The Company and the Bank may engage in transactions with the Company’s directors and executive officers, beneficial owners of more than five percent of the outstanding shares of the Company’s voting common stock and certain persons related to them. Except for loans by the Bank, which are governed by a separate policy, those transactions that constitute transactions with related persons under Item 404 of the SEC’s Regulation S-K are subject to the review, oversight and approval by a Board committee comprised solely of independent directors pursuant to the Company’s and the Bank’s Related Party Transaction Policy. The Related Party Transactions Policy seeks to ensure that any such transactions entered into by the Company are in, or not inconsistent with, the best interests of the Company and its stockholders. Additionally, the Company and the Bank have an Outside Business Activity Policy, which tightens controls on outside business activities of officers and employees and requires non-employee directors to refrain from engaging in outside business activities that create an actual or apparent conflict of interest. These two policies are further described below.
Related Party Transaction Policy
All related party transactions, as defined under the policy and other than certain pre-approved transactions, must be approved in advance by the CNG Committee.  Related party transactions are broadly construed under the policy to include any transaction in which a related party or a family member of a related party has a direct or indirect material interest.
The policy provides that in reviewing related party transactions, the CNG Committee should consider the following factors:
•Are the terms of the related party transaction arm’s length and no more favorable to the related party or the related party’s family member than terms generally available to an unaffiliated third party?
•What is the financial risk to the Company of the related party transaction?
•What is the reputational risk to the Company from public disclosure of the related party transaction?
•Would participation in the related party transaction materially impair the ability of the related party to faithfully discharge his or her duties to the Company?
•Is the related party transaction in (or not inconsistent with) the best interests of the Company and its stockholders?
The policy further provides that in reviewing proposed loans to related parties, their family members and any entity in which the related party or their family members have a material interest, the CNG Committee should consider the following criteria:
•Will the loan be made in the ordinary course of the Bank’s business?
•Does the loan involve a material risk of collectability or other unfavorable features?
•Loans to directors and certain officers must comply with Regulation O of the Board of Governors of the Federal Reserve System.
•The loan must not violate the Sarbanes-Oxley Act of 2002 or any other applicable laws.
The policy states that the CNG Committee will prohibit a related party transaction if it determines it to be inconsistent with the interests of the Company and its stockholders.
Outside Business Activity Policy
The Board recognizes that outside business activities may create conflicts of interest and may interfere with an individual’s responsibilities to the Company. The Outside Business Activity Policy is intended to control the participation of employees in outside activities in order to mitigate such risks. As in the past, the Company continues to encourage active participation on the part of directors, officers and employees in service clubs and organizations fostering the betterment of the community, and the active use of various social memberships in maintaining a proper image of the Company’s organization within the community.

69	Banc of California	Annual Proxy Statement	2022

Transactions with Related Persons

Under the policy:
•All officers and employees of the Company and its subsidiaries may not engage in outside business activities, as defined in the policy, without prior written permission;
•Non-employee directors shall refrain from engaging in outside business activities which create an actual or apparent conflict of interest between the director and the Company unless they receive a written waiver; and
•The policy is administered by the CNG Committee.
Other Transactions with Related Persons
Certain of our executive officers and directors, and their related interests, are customers of, or have had transactions with, the Bank in the ordinary course of business, including deposits, loans and other financial services-related transactions. From time to time, the Bank may make loans to executive officers and directors, and their related interests, in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2021, no such related party loans were categorized as nonaccrual, past due, restructured or potential problem loans.
Indemnification for Costs of Counsel in Connection with Certain Legal Proceedings. As previously disclosed, the Company’s Board of Directors has authorized and directed the Company to provide indemnification, advancement and/or reimbursement for the costs of separate, independent counsel retained by certain directors, in their individual capacity, in connection with certain legal proceedings (Indemnified Matters). During the year ended December 31, 2021, indemnification costs were paid or reimbursed by the Company and its insurance carriers on behalf of certain current directors in connection with the Indemnified Matters, in the aggregate amount of $495 thousand.

70	Banc of California	Annual Proxy Statement	2022

Information About the 2022 Annual Meeting of Stockholders
General
Notice and Access (Electronic Proxy). Under what are commonly referred to as the “e-proxy” or “Notice and Access” rules of the SEC, companies may send stockholders a one-page notice that proxy materials are available online instead of mailing a full printed package containing a proxy card, annual report and proxy statement.
The Company is using Notice and Access for the Annual Meeting. As a result, beginning on or about March 31, 2022, the Company sent to most of its stockholders a Notice of Internet Availability of its Proxy Materials (the Notice). If you receive the Notice, you have the option of (i) accessing the proxy materials, including instructions on how to vote online, or (ii) requesting that those materials be sent to you in paper form or by e-mail. The Company may still choose to mail hard copies of proxy materials to all or some stockholders that have not elected to have the Company send hard copies to them.
Copies of Materials. SEC rules allow a single copy of the proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who the Company reasonably believes are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.
The Company may household its proxy card, notices (including the Notice), Annual Report and proxy statement to stockholders of record that share an address. This means that stockholders of record sharing an address may not each receive a separate copy of these materials. The Company also understands that certain brokerage firms, banks, or other similar entities holding the Company’s voting common stock for their customers may household proxy materials. Stockholders sharing an address whose shares of voting common stock are held by such an entity should contact such entity if they now receive: (a) multiple copies of the Company’s proxy materials and wish to receive only one copy of these materials per household in the future; or (b) a single copy of the Company’s proxy materials and wish to receive separate copies of these materials in the future. Additional copies of proxy materials are available upon request by contacting the Company at:
Banc of California, Inc.
ATTN: Corporate Secretary
3 MacArthur Place
Santa Ana, California, 92707
(855) 361-2262
IR@bancofcal.com
Who Can Vote. The record date for the Annual Meeting is March 15, 2022. Only holders of record of the Company’s voting common stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of voting common stock held as of the Record Date; provided, however, that under Section F of Article 6 of the Company’s charter, no stockholder who beneficially owns more than 10 percent of the shares of voting common stock outstanding as of that date may vote shares held in excess of that amount. At the close of business on the Record Date, there were 62,239,070 outstanding shares of voting common stock.
Voting Shares Held in "Street Name" by a Broker. If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote your shares with respect to any “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, your shares will be treated as “broker non-votes”. Whether or not an item is discretionary is determined by the exchange rules governing your broker.
Proposal II, the ratification of the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, is expected to be a discretionary item. The remaining proposals are expected to be non-discretionary items. See Information about the 2022 Annual Meeting of Stockholders—How Shares are Treated when No Voting Instructions are Provided.
Number of Shares Required to be Present to Hold the Annual Meeting. A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of at least one-third of

71	Banc of California	Annual Proxy Statement	2022

Information About the 2022 Annual Meeting of Stockholders

the shares of voting common stock outstanding on the Record Date or 20,746,357 shares - will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.
If a quorum is not present at the scheduled time of the Annual Meeting, the chair of the Annual Meeting or the holders of a majority of the shares of voting common stock entitled to vote who are present, in person or by proxy, may adjourn the Annual Meeting to another date, place or time. The time and place of the adjourned Meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.
How to Vote Your Shares
1.You can vote your proxy by mail. If you properly complete, sign and return the proxy card, it will be voted in accordance with your instructions.
2.You can vote your proxy by telephone. If you are a registered stockholder, that is, if your shares are held in your own name, you can vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can vote by telephone.
3.You can vote your proxy via the internet. If you are a registered stockholder, you can vote via the internet by following the instructions included on the proxy card. If your shares of common stock are held by a broker, bank or other nominee (in “street name”), you will receive instructions from them on how to vote your shares.
4.You can vote in person at the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a legal proxy from the holder of your shares indicating that you were the beneficial owner of those shares on March 15, 2022, the record date for voting at the Annual Meeting, and that you are authorized to vote such shares. You are encouraged to vote by proxy prior to the Annual Meeting even if you plan to attend the Annual Meeting in person.
Revoking Your Proxy
If you are a registered stockholder, you can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:
•submitting another proxy with a later date;
•giving written notice of the revocation of your proxy to the Company’s Corporate Secretary prior to the Annual Meeting; or
•voting during the Annual Meeting. Your proxy will not be automatically revoked by your attendance at the Annual Meeting; you must actually vote during the Annual Meeting to revoke a prior proxy.
If your shares are held in street name, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Annual Meeting.
Board of Directors Voting Recommendations
The voting recommendations from the Board of Directors are as follows:

No.	Proposal	Board Vote Recommendation:
I.	Election of the eleven director nominees named in this proxy statement, each for a term of one year.	FOR each director nominee
II.	Ratification of the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.	FOR
III.	Approval, on an advisory and non-binding basis, of the compensation paid to our named executive officers as disclosed in this proxy statement (Say-on-Pay).	FOR

72	Banc of California	Annual Proxy Statement	2022

Information About the 2022 Annual Meeting of Stockholders

How Shares are Treated when No Voting Instructions are Provided
Registered Stockholders. If you are a registered stockholder and you submit a proxy but do not indicate any voting instructions, your shares will be voted according to the Board of Directors’ recommendations as reflected in the chart above under Information About the 2022 Annual Meeting of Stockholders—Board of Directors Voting Recommendations.
Holders of Shares in “Street” Name. If you hold your shares in “street” name through a broker and do not provide your broker with voting instructions, it is expected that your broker will be able to vote your shares on Proposal II, the ratification of the selection of the independent registered public accounting firm, but will be unable to vote your shares on any of the other proposals. See Information about the 2022 Annual Meeting of Stockholders—Voting Shares Held in “Street Name” by a Broker.
Vote Required for Each Proposal and Treatment and Effect of Abstentions and Broker Non-Votes
The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each proposal is as follows:

No.	Proposal	Vote Required
I.	Election of the eleven director nominees named in this proxy statement, each for a term of one year.	For each director, the number of votes cast for the director’s election must exceed the number of votes cast against the director’s election. Abstentions and broker non-votes do not count as votes cast and will not have an effect on a director's election.
II.	Ratification of the selection of Ernst and Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.	Affirmative vote of a majority of the votes cast. Abstentions and broker non-votes do not count as votes cast and will not have an effect on Proposal II.
III.	Approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement (Say-on-Pay).	Affirmative vote of a majority of the votes cast. Abstentions and broker non-votes do not count as votes cast and will not have an effect on Proposal III.
For quorum purposes, proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.
Actions Required if any Director Nominee Does Not Receive Required Majority Vote. If a nominee for director who is an incumbent director (which includes each nominee named in this proxy statement) is not elected by a majority of the votes cast at the Annual Meeting, then the Company’s bylaws provide that the following sequence of events shall occur:
•the director shall promptly tender his or her resignation to the Board of Directors;
•the CNG Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken; and
•the Board of Directors shall act on the tendered resignation, taking into account the CNG Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of the certification of the election results.
The CNG Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation may not participate in the recommendation of the CNG Committee or the decision of the Board of Directors with respect to his or her resignation.
If an incumbent director’s resignation is not accepted by the Board of Directors and/or the director is re-appointed by the Board, the director will continue to serve until his or her successor is duly elected or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or eliminate the vacancy by reducing the size of the Board.

73	Banc of California	Annual Proxy Statement	2022

Information About the 2022 Annual Meeting of Stockholders

Inspector of Election
The Board of Directors has appointed Broadridge Financial Solutions to act as Inspector of Election at the Annual Meeting to tabulate the votes cast.
Proxy Solicitation Costs
We will pay the costs of soliciting proxies, and we will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s voting common stock. In addition, our directors, officers or employees may solicit proxies for us in person or by telephone, facsimile, internet or other electronic means for which they will not receive any compensation other than their regular compensation as directors, officers and employees.
Attending the Annual Meeting
Only stockholders and their spouses are entitled to attend the Annual Meeting, and each stockholder and his or her spouse must present a valid, government issued form of identification in order to be admitted to the Annual Meeting. Each stockholder also must provide proof of ownership of shares of the Company’s voting common stock as of the Record Date. If you are a registered stockholder, proof of ownership will be established by our verification of your name against our list of registered stockholders as of the Record Date. If you hold your shares through a bank, broker or other nominee, any one of the following will suffice as proof of ownership:
•Account Statement. Account statement showing share ownership as of the record date.
•Notice of Internet Availability of Proxy Materials. The notice of internet availability of proxy materials that you received in the mail containing a valid control number.
• E-mail with Voting Instructions. A copy of an e-mail that you received with instructions containing a link to the website where the Company’s proxy materials are available and a valid control number.
•Legal Proxy. A valid legal proxy containing a valid control number or a letter from a registered stockholder naming you as proxy. The Inspector of Election for the Annual Meeting will have final authority to determine the validity of any proxy.
•Letter from Intermediary . A letter from the bank, broker or other nominee through which you hold your shares confirming your ownership as of the Record Date.
The Company may, in its sole discretion, permit other individuals to attend the Annual Meeting.
Director Nominees Unable to Stand for Election
If a director nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute director nominee. If a substitute director nominee is selected, the persons named in the proxy will vote your shares for the substitute director nominee unless you have withheld authority to vote for the director nominee replaced.
Other Matters
The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their best judgment.

74	Banc of California	Annual Proxy Statement	2022

Stockholder Proposals and Other Information Regarding the Annual Meeting of Stockholders to be Held in 2023
If you intend to present a stockholder proposal at next year’s annual meeting of stockholders, your proposal must be received by the Company at its executive offices, located at 3 MacArthur Place, Santa Ana, California 92707, no later than December 1, 2022 to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting, provided that if the date for next year’s annual meeting is changed by more than 30 days from the anniversary date of the Annual Meeting, then such proposal must be received by the Company at its executive offices at a reasonable time before the Company begins to print and send its proxy materials for next year’s annual meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act and the Company’s charter and bylaws and Maryland law.
The Company’s bylaws contain additional notification requirements for stockholder proposals, regardless of whether they are submitted for inclusion in the Company’s proxy materials. For a stockholder proposal to be considered for presentation at next year’s annual meeting, written notice of the proposal containing the information set forth in Section 1.09 of the Company’s bylaws must be received by the Company no later than February 11, 2023 and no earlier than January 12, 2023. If, however, the date of the next annual meeting of stockholders is before April 12, 2023 or after July 11, 2023, notice of the stockholder proposal must be delivered no earlier than the 120th day prior to the date of the next annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the day of the meeting or the 10th day following the day of which notice of the date of meeting is mailed or public announcement of the date of the meeting is first made.
In addition to satisfying the foregoing requirements, to comply with the new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Banc of California’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2023.

75	Banc of California	Annual Proxy Statement	2022

Appendix

Appendix A	NON-GAAP RECONCILIATION
Under Item 10(e) of SEC Regulation S-K, public companies disclosing financial measures in filings with the SEC that are not calculated in accordance with GAAP must also disclose, along with each non-GAAP financial measure, certain additional information, including a presentation of the most directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure, as well as a statement of the reasons why the company’s management believes that presentation of the non-GAAP financial measure provides useful information to investors regarding the company’s financial condition and results of operations and, to the extent material, a statement of the additional purposes, if any, for which the company’s management uses the non-GAAP financial measure.
Adjusted pre-tax pre-provision (PTPP) income, adjusted PTPP income ROAA, adjusted net income and adjusted ROAA constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management, investors and analysts in the analysis of our performance.
PTPP income is calculated by adding total revenue and subtracting noninterest expense. Management believes the presentation of these financial measures and adjusting for the impact of these items provides useful supplemental information that is essential to a proper understanding of our financial results and operating performance.
This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

	Year Ended
	December 31, 2021	December 31, 2020
Adjusted Net Income
Net income	62,346	12,574
Total noninterest expense adjustments(1)	10,194	21,185
Total noninterest income adjustments(1)	(155)	(587)
Tax impact from exercise of stock appreciation rights	(2,093)	—
Adjusted net income(2)	70,292	33,172
Average Assets	8,294,004	7,689,016
Return on Average Assets	0.75%	0.16%
Adjusted Return on Average Assets(2)	0.85%	0.43%
Adjusted net income available to common stockholders
Net income available to common stockholders	50,563	(1,103)
Adjustments to net income available to common stockholders(3)	15,054	20,599
Adjustments for impact of preferred stock redemption	3,347	(568)
Adjusted net income available to stockholders (2)	68,964	18,928
Average diluted common shares	53,302,926	50,182,096
Diluted EPS	0.95	(0.02)
Adjusted average diluted common shares(2)(3)	53,006,219	N/A
Adjusted diluted EPS(2)(3)	1.30	N/A
(1)Net of the effective tax rate for the respective reporting period.
(2)Non-GAAP measure.

76	Banc of California	Annual Proxy Statement	2022

Appendix A
(3)Includes adjustments made at the discretion of CNG for 2021 related to the ACL provision recorded as a result of the PMB Acquisition, professional fees, preferred stock redemption charges, and the exercise of stock appreciation rights and options. Adjusted diluted EPS was not used as a performance metric in 2020.

	Three Months Ended			Year Ended
	December 31, 2021	December 31, 2020	March 31, 2019	December 31, 2021	December 31, 2020
Return on average tangible common equity
Average total stockholders' equity	1,035,782	892,565	956,700	896,988	882,050
Less average preferred stock	(94,956)	(184,878)	(231,128)	(112,201)	(186,209)
Less average goodwill	(86,911)	(37,144)	(37,144)	(49,688)	(37,144)
Less average other intangible assets	(4,994)	(2,826)	(6,128)	(2,924)	(3,392)
Average tangible common equity(1)	848,921	667,717	682,300	732,175	655,305
Net income available to common stockholders	4,024	17,706	2,729	50,563	(1,103)
Add: Amortization of intangible assets	430	306	620	1,276	1,518
Less: Tax effect on amortization of intangible assets(2)	(90)	(64)	(130)	(268)	(319)
Adjusted net income available to common stockholders (1)	4,364	17,948	3,219	51,571	96
Return on average equity	2.20%	9.67%	2.98%	6.95%	1.43%
Return on average tangible common equity(1)(2)	2.04%	10.69%	1.91%	7.04%	0.01%
(1)Non-GAAP measure.
(2)Net of the effective tax rate for the respective reporting period.

77	Banc of California	Annual Proxy Statement	2022

Appendix A

	Three Months Ended			Year Ended
	December 31, 2021	December 31, 2020	March 31, 2019	December 31, 2021	December 31, 2020
Net interest income	73,039	61,563	67,808	253,778	224,594
Non-interest income	4,860	6,975	6,295	18,930	18,518
Total revenue	77,899	68,538	74,103	272,708	243,112
Noninterest expense	58,127	38,950	62,249	183,232	199,033
Pre-tax, pre-provision income(1)	19,772	29,588	11,854	89,476	44,079
Total revenue	77,899	68,538	74,103	272,708	243,112
Total noninterest income adjustments	(26)	(36)	—	(206)	(782)
Adjusted total revenue(1)	77,873	68,502	74,103	272,502	242,330
Noninterest expense	58,127	38,950	62,249	183,232	199,033
Total adjustment - noninterest expense	(12,891)	5,071	(7,724)	(13,592)	(28,246)
Adjusted noninterest expense(1)	45,236	44,021	54,525	169,640	170,787
Adjusted pre-tax, pre-provision income(1)	32,637	24,481	19,578	102,862	71,543
Average assets	9,331,955	7,764,997	10,307,717	8,294,004	7,689,016
Pre-tax pre-provision ROAA(1)	0.8%	1.5%	0.5%	1.1%	0.6%
Adjusted pre-tax pre-provision ROAA(1)	1.4%	1.3%	0.8%	1.2%	0.9%
Efficiency ratio(1)	74.6%	56.8%	84.0%	67.2%	81.9%
Adjusted efficiency ratio(1)	58.1%	64.3%	83.6%	62.3%	70.5%
(1)Non-GAAP measure.

78	Banc of California	Annual Proxy Statement	2022

BANC OF CALIFORNIA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Daylight Time on May 11, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Daylight Time on May 11, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D72879-P69058

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANC OF CALIFORNIA, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors, each for a term of one year.

Nominees:	For	Against	Abstain
1a. James A. "Conan" Barker	☐	☐	☐
1b. Mary A. Curran	☐	☐	☐
1c. Shannon F. Eusey	☐	☐	☐
1d. Bonnie G. Hill	☐	☐	☐
1e. Denis P. Kalscheur	☐	☐	☐
1f. Richard J. Lashley	☐	☐	☐
1g. Vania E. Schlogel	☐	☐	☐
1h. Jonah F. Schnel	☐	☐	☐
1i. Robert D. Sznewajs	☐	☐	☐
1j. Andrew Thau	☐	☐	☐
1k. Jared M. Wolff	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as the Company's independent registered accounting firm for the year ending December 31, 2022.	☐	☐	☐
3. Approval, on an advisory and non-binding basis, of the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the Annual Meeting.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Banc of California, Inc.

2022 Annual Meeting of Stockholders

3 MacArthur Place

Santa Ana, CA 92707

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D72880-P69058

Proxy — Banc of California, Inc.
2022 Annual Meeting of Stockholders
Proxy Solicited by the Board of Directors for the Annual Meeting — May 12, 2022

The undersigned hereby appoints Ido Dotan, Lynn Hopkins, and Jared Wolff, and each of them, as proxies, with full power of substitution, and authorizes them to represent and vote, as directed on the reverse side, all shares of the voting common stock, par value $0.01 per share, of Banc of California, Inc. (the Company) held of record by the undersigned as of the close of business on March 15, 2022, at the Company's 2022 Annual Meeting of Stockholders (the Annual Meeting) to be held on May 12, 2022 at 8:00 A.M. Pacific Daylight Time, at the Company's headquarters located at 3 MacArthur Place, Santa Ana, CA 92707, and at any and all adjournments or postponements thereof.

The Board of Directors recommends a vote FOR the election of each director nominee under Proposal 1, FOR on Proposal 2, and FOR on Proposal 3.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE UNDER PROPOSAL 1, "FOR" ON PROPOSAL 2, AND "FOR" ON PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Continued and to be signed on reverse side